Legg Mason Partners Variable Portfolios IV

Legg Mason Partners Variable Multiple Discipline Portfolio – All Cap Growth and Value

Legg Mason Partners Variable Multiple Discipline Portfolio – Large Cap Growth and Value

Legg Mason Partners Variable Multiple Discipline Portfolio – Global All Cap Growth and Value

Legg Mason Partners Variable Multiple Discipline Portfolio – Balanced All Cap Growth and Value

ANNUAL REPORT

DECEMBER 31, 2006

INVESTMENT PRODUCTS: NOT FDIC INSURED•NO BANK GUARANTEE•MAY LOSE VALUE

Legg Mason Partners Variable Portfolios IV

Annual Report • December 31, 2006

What’s

Inside

Letter from the Chairman	I
Legg Mason Partners Variable Multiple Discipline Portfolio — All Cap Growth and Value
Portfolio Overview	1
Fund at a Glance	4
Historical and Fund Performance	5
Legg Mason Partners Variable Multiple Discipline Portfolio — Large Cap Growth and Value
Portfolio Overview	6
Fund at a Glance	9
Historical and Fund Performance	10
Legg Mason Partners Variable Multiple Discipline Portfolio — Global All Cap Growth and Value
Portfolio Overview	11
Fund at a Glance	14
Historical and Fund Performance	15
Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value
Portfolio Overview	16
Fund at a Glance	19
Historical and Fund Performance	20
Fund Expenses	22
Schedules of Investments	24
Statements of Assets and Liabilities	47
Statements of Operations	48
Statements of Changes in Net Assets	49
Financial Highlights	53
Notes to Financial Statements	57
Report of Independent Registered Public Accounting Firm	67
Additional Information	68
Additional Shareholder Information	76
Important Tax Information	78

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and

Chief Executive Officer

Dear Shareholder,

U.S. economic growth was mixed during the 12-month reporting period. After gross domestic product (“GDP”)i increased 1.7% in the fourth quarter of 2005, the economy then rebounded sharply in the first quarter of 2006. Over this period, GDP rose 5.6%, its best showing since the third quarter of 2003. Second quarter 2006 GDP growth was 2.6% and it further moderated to 2.0% in the third quarter. The economy then strengthened in the fourth quarter, due largely to increased consumer spending. Over this time, the advance estimate for GDP growth was 3.5%.

After increasing the federal funds rateii to 5.25% in June — its 17th consecutive rate hike — the Federal Reserve Board (“Fed”)iii paused from raising rates at its next five meetings. In its statement accompanying the January 2007 meeting, the Fed stated, “Recent indicators have suggested somewhat firmer economic growth, and some tentative signs of stabilization have appeared in the housing market. Readings on core inflation have improved modestly in recent months, and inflation pressures seem likely to moderate over time.”

After treading water during the first half of 2006, U.S. stocks rallied sharply and generated strong results during the second half of the reporting period. Early in the year, continued Fed rate hikes, record high oil prices and uncertainty about the economy dragged down the stock market. However, oil prices then retreated, the economy began to weaken and the Fed held rates steady. These factors, combined with continued strong corporate profits, propelled the market higher. All told, the S&P 500 Indexiv returned 15.78% during the 12 months ended December 31, 2006.

International equities also generated positive results during the reporting period, and handily outperformed their U.S. counterparts. During the 12 months ended December 31, 2006, the MSCI EAFE Indexv returned 26.34%. As was the case in the U.S., international equities experienced periods of

Legg Mason Partners Variable Portfolios IV    I

volatility, but rallied as the period progressed. One notable exception was Japan, as its equity market lagged the MSCI EAFE Index during the reporting period. Mixed economic data and concerns over the likelihood of higher interest rates dragged its market down.

During the reporting period, short- and long-term Treasury yields experienced periods of significant volatility. After peaking in late June — with two- and 10-year Treasuries hitting 5.29% and 5.25%, respectively—rates fell sharply as the Fed paused from its tightening cycle. In addition, inflationary pressures eased as oil prices fell after reaching a record high in mid-July. Overall, during the 12 months ended December 31, 2006, two-year Treasury yields increased from 4.41% to 4.82%. Over the same period, 10-year Treasury yields moved from 4.39% to 4.71%. Looking at the 12-month period as a whole, the overall bond market, as measured by the Lehman Brothers U.S. Aggregate Indexvi, returned 4.33%.

Please read on for a more detailed look at prevailing economic and market conditions during the Portfolios’ fiscal year and to learn how those conditions have affected each Portfolio’s performance.

Special Shareholder Notices

Legg Mason Partners Variable Multiple Discipline Portfolio — All Cap Growth and Value1

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge Advisors, LLC (“ClearBridge”), formerly CAM North America, LLC, became the Portfolio’s subadviser. The portfolio managers who are responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes. LMPFA and ClearBridge are wholly- owned subsidiaries of Legg Mason, Inc.

The Portfolio was formerly known as Multiple Discipline Portfolio — All Cap Growth and Value.

Legg Mason Partners Variable Multiple Discipline Portfolio — Large Cap Growth and Value1

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge Advisors, LLC (“ClearBridge”),

[1]	The Portfolio is an underlying investment option of various variable annuity and variable life insurance products.

II    Legg Mason Partners Variable Portfolios IV

formerly CAM North America, LLC, became the Portfolio’s subadviser. The portfolio managers who are responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes. LMPFA and ClearBridge are wholly-owned subsidiaries of Legg Mason, Inc.

The Portfolio was formerly known as Multiple Discipline Portfolio — Large Cap Growth and Value.

Legg Mason Partners Variable Multiple Discipline Portfolio — Global All Cap Growth and Value1

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge Advisors, LLC (“ClearBridge”), formerly CAM North America, LLC, became the Portfolio’s subadviser. The portfolio managers who are responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes. LMPFA and ClearBridge are wholly- owned subsidiaries of Legg Mason, Inc.

The Portfolio was formerly known as Multiple Discipline Portfolio — Global All Cap Growth and Value.

Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value1

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Portfolio’s investment manager and ClearBridge Advisors, LLC (“ClearBridge”), formerly CAM North America, LLC, and Western Asset Management Company (“Western Asset”) became the Portfolio’s subadvisers. LMPFA, ClearBridge, and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc.

The portfolio managers who are responsible for the day-to-day management of the Portfolio remained the same immediately prior to and immediately after the date of these changes.

In addition to the investment manager and subadviser changes discussed above, on December 11, 2006, shareholder approval was obtained authorizing the Portfolio’s Board to change the Portfolio’s investment objective and investment strategy. Pursuant to Board authorization, on or about April 30, 2007, the Portfolio’s new investment objective will be total return (that is, a combination of income and long-

[1]	The Portfolio is an underlying investment option of various variable annuity and variable life insurance products.

Legg Mason Partners Variable Portfolios IV    III

term capital appreciation). In connection with the change in the Portfolio’s investment objective, it is expected that the Portfolio will no longer follow a fixed asset allocation strategy.

The Portfolio’s new strategy will be to invest in equity and fixed income securities of both U.S. and foreign issuers. The Portfolio will seek to generate income and appreciation by investing in income and non-income producing equity and equity-related securities, including common stocks, interests in real estate investment trusts and convertible securities. In an effort to generate income, the Portfolio will be permitted to purchase investment-grade and high-yield fixed income securities or unrated securities of equivalent quality.

Upon adopting the new investment strategy discussed above, the Portfolio will be renamed Legg Mason Partners Variable Capital and Income Portfolio. Additionally, at that time, Robert Gendelman, a portfolio manager of ClearBridge, will become the sole portfolio manager responsible for the day-to-day management of the Portfolio.

The Portfolio was formerly known as Multiple Discipline Portfolio — Balanced All Cap Growth and Value.

Information About Your Portfolios

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Portfolios’ manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Portfolios’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Portfolios are not in a position to predict the outcome of these requests and investigations.

Important information with regard to recent regulatory developments that may affect the Portfolios is contained in the Notes to Financial Statements included in this report.

IV    Legg Mason Partners Variable Portfolios IV

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

/s/ R. Jay Gerken
R. Jay Gerken, CFA
Chairman, President and Chief Executive Officer

January 31, 2007

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iv	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]	The MSCI EAFE Index is an unmanaged index of common stocks of companies located in Europe, Australasia and the Far East.

vi

The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

Legg Mason Partners Variable Portfolios IV    V

(This page intentionally left blank.)

Portfolio Overview

Legg Mason Partners Multiple Discipline Portfolio – All Cap Growth and Value

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. The economy weakened during the period due, in part, to the lagged effect of higher short-term interest rates and a rapidly cooling housing market. Inflationary pressures intensified during the first half of the reporting period. However, as oil prices retreated from their July record high and housing prices moderated, inflation became less of an issue. The Federal Reserve Board (“Fed”)i boosted its target federal funds rateii from 4.25% when the reporting period began to 5.25% in June 2006. The Fed then held rates steady during the remainder of the year.

After a weak first half of the year, the U.S. stock market rallied sharply and generated strong returns in the second half of 2006. The stock market’s early woes were due to a variety of factors. These included the Fed continuing to raise short-term interest rates, record high oil prices, the cooling housing market, and concerns about the future direction of the economy and corporate profits. However, many of these issues soon lifted as oil prices fell sharply, the Fed paused from raising interest rates, and corporate profits continued to surprise on the upside. For the year as a whole, the S&P 500 Indexiii rose 15.78%, its best performance since 2003. The market’s gains were broad in scope. All 10 sectors in the S&P 500 Index posted positive returns during the year, led by telecommunications services and energy. In contrast, healthcare and information technology lagged the overall market. From a style perspective, value stocks outperformed their growth counterparts during the reporting period, as the Russell 3000 Valueiv and Russell 3000 Growthv Indices returned 22.34% and 9.46%, respectively.

Performance Update

For the 12 months ended December 31, 2006, Legg Mason Partners Variable Multiple Discipline Portfolio – All Cap Growth and Value1 returned 13.62%. These shares underperformed the Lipper Variable Multi-Cap Core Funds Category Average,2 which increased 14.45% over the same time frame. The Portfolio’s unmanaged benchmarks, the Russell 3000 Indexvi and the S&P 500 Index, returned 15.72% and 15.78%, respectively, for the same period.

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[2]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 196 funds in the Portfolio’s Lipper category.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     1

Performance Snapshot as of December 31, 2006 (unaudited)

	6 months	12 months
MDP – All Cap Growth and Value[1]	12.11%	13.62%
Russell 3000 Index	12.09%	15.72%
S&P 500 Index	12.73%	15.78%
Lipper Variable Multi-Cap Core Funds Category Average	10.79%	14.45%

The performance shown represents past performance Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Portfolio returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all fund expenses.

Q. What were the most significant factors affecting Portfolio performance? What were the leading contributors to performance?

A. Stock selection in the consumer discretionary, industrials, and consumer staples sectors was the largest contributor to relative performance. From a sector allocation perspective, the Portfolio’s underweights in the materials, and consumer staples sectors were beneficial to performance.

On an individual stock basis, the largest absolute contributors to performance were Cisco Systems Inc., Merrill Lynch & Co. Inc., Comcast Corp., The Walt Disney Co., and Exxon Mobil Corp.

What were the leading detractors from performance?

A. The Portfolio’s underperformance was largely due to sector positioning, including its overweight in healthcare and underweights in the financials and telecommunication sectors. In addition, stock selection in the energy, healthcare, and materials sectors detracted from results.

On an individual stock basis, the largest detractors from absolute performance were Yahoo! Inc., Amgen Inc., Lear Corp., ImClone Systems Inc., and Intel Corp.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. There were no material changes in the target allocations made to the segments, nor was there a significant net change in sector or market weightings during the period.

2    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Thank you for your investment in the Legg Mason Partners Variable Multiple Discipline Portfolio – All Cap Growth and Value. As always, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Portfolio’s investment goals.

Sincerely,

/s/ Roger Paradiso	/s/ Kirstin Mobyed
Roger Paradiso Coordinating Portfolio Manager ClearBridge Advisors, LLC	Kirstin Mobyed Co-Coordinating Portfolio Manager ClearBridge Advisors, LLC

January 25, 2007

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the Portfolio managers’ current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: Johnson & Johnson (2.3%), Cisco Systems Inc. (2.3%), Merrill Lynch & Co. Inc. (2.3%), Microsoft Corp. (2.2%), Time Warner Inc. (2.2%), Pfizer Inc. (2.2%), Home Depot Inc. (2.1%), Exxon Mobil Corp. (2.0%), Biogen Idec Inc. (1.9%) and Walt Disney Co. (1.9%). Please refer to pages 24 through 28 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: Information Technology (19.1%), Health Care (17.6%), Consumer Discretionary (17.1%), Financials (13.9%) and Industrials (9.1%). The Portfolio’s composition is subject to change at any time.

RISKS: Diversification does not assure against loss. The Portfolio may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on performance. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iv

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

[v]	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

vi	The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report    3

Fund at a Glance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio -

All Cap Growth and Value

Investment Breakdown

4    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Historical Performance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - All Cap Growth and Value

Value of $10,000 Invested in Shares of the Legg Mason Partners Variable Multiple Discipline Portfolio – All Cap Growth and Value vs. Russell 3000 Index† (October 2002 - December 2006)

†	Hypothetical illustration of $10,000 investment in shares of the Variable Multiple Discipline Portfolio – All Cap Growth and Value on October 1, 2002 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2006. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

The performance shown above represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

Average Annual Total Returns* (unaudited)

Twelve Months Ended 12/31/06	13.62%
10/1/02** through 12/31/06	14.61

Cumulative Total Return* (unaudited)

10/1/02** through 12/31/06	78.52%

*	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
**	Commencement of operations.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report    5

Portfolio Overview

Legg Mason Partners Variable Multiple Discipline Portfolio – Large Cap Growth and Value

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. The economy weakened during the period due, in part, to the lagged effect of higher short-term interest rates and a rapidly cooling housing market. Inflationary pressures intensified during the first half of the reporting period. However, as oil prices retreated from their July record high and housing prices moderated, inflation became less of an issue. The Federal Reserve Board (“Fed”)i boosted its target federal funds rateii from 4.25% when the reporting period began to 5.25% in June 2006. The Fed then held rates steady during the remainder of the year.

After a weak first half of the year, the U.S. stock market rallied sharply and generated strong returns in the second half of 2006. The stock market’s early woes were due to a variety of factors. These included the Fed continuing to raise short-term interest rates, record high oil prices, the cooling housing market, and concerns about the future direction of the economy and corporate profits. However, many of these issues soon lifted as oil prices fell sharply, the Fed paused from raising interest rates, and corporate profits continued to surprise on the upside. For the year as a whole, the S&P 500 Indexiii rose 15.78%, its best performance since 2003. The market’s gains were broad in scope. All 10 sectors in the S&P 500 Index posted positive returns during the year, led by telecommunications services and energy. In contrast, healthcare and information technology lagged the overall market. From a style perspective, value stocks outperformed their growth counterparts during the reporting period, as the Russell 3000 Valueiv and Russell 3000 Growthv Indices returned 22.34% and 9.46%, respectively.

Performance Update

For the 12 months ended December 31, 2006, Legg Mason Partners Variable Multiple Discipline Portfolio–Large Cap Growth and Value1 returned 12.27%. These shares underperformed the Lipper Variable Large-Cap Core Funds Category Average,2 which increased 13.31% over the same time period. The Portfolio’s unmanaged benchmarks, the Russell 1000 Indexvi and the S&P 500 Index, returned 15.46% and 15.78%, respectively, for the same period.

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[2]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 224 funds in the Portfolio’s Lipper category.

6    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Performance Snapshot as of December 31, 2006 (unaudited)

	6 months	12 months
MDP — Large Cap Growth and Value[1]	12.78%	12.27%
Russell 1000 Index	12.36%	15.46%
S&P 500 Index	12.73%	15.78%
Lipper Variable Large-Cap Core Funds Category Average	11.56%	13.31%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Portfolio returns assume the reinvestment of all distributions , including returns of capital, if any, at net asset value and the deduction of all fund expenses.

Q. What were the most significant factors affecting Portfolio performance? What were the leading contributors to performance?

A. During the reporting period, the Portfolio’s stock selection in the consumer discretionary, industrials, and materials sectors enhanced its relative results. From a sector allocation perspective, the Portfolio’s overweights in telecommunication services and consumer discretionary and an underweight in industrials were beneficial to performance.

On an individual stock basis, the largest absolute contributors to performance were Merrill Lynch & Co. Inc., Cisco Systems Inc., Time Warner Inc., The Walt Disney Co., and AT&T, Inc.

What were the leading detractors from performance?

A. During the reporting period, the Portfolio’s underperformance was due to overall negative results from its stock selection and sector positioning. In particular, stock selection in the information technology, telecommunications services, and healthcare sectors detracted from results. In addition, underweights in utilities, energy, and financials hurt performance.

On an individual stock basis, the largest detractors from absolute performance were Yahoo!, Inc., Amgen, Inc., Intel Corp, Dell Inc., and Texas Instruments, Inc.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. There were no material changes in the target allocations made to the segments, nor was there a significant net change in sector or market weightings during the period.

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report    7

Thank you for your investment in the Legg Mason Partners Variable Multiple Discipline Portfolio–Large Cap Growth and Value. As always, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Portfolio’s investment goals.

Sincerely,

/s/ Roger Paradiso	/s/ Kirstin Mobyed
Roger Paradiso Coordinating Portfolio Manager ClearBridge Advisors, LLC	Kirstin Mobyed Co-Coordinating Portfolio Manager ClearBridge Advisors, LLC

January 25, 2007

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the portfolio managers’ current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: State Street Bank & Trust Repurchase Agreement (5.4%), Merrill Lynch & Co. Inc. (3.2%), Time Warner Inc. (3.0%), American International Group Inc. (3.0%), Home Depot Inc. (3.0%), Johnson & Johnson (2.6%), Microsoft Corp. (2.5%), Amgen Inc. (2.3%), Texas Instruments Inc. (2.1%), Coca-Cola Co. (2.0%). Please refer to pages 29 through 33 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: Financials (17.8%), Consumer Discretionary (17.6%), Information Technology (15.4%), Health Care (13.2%) and Consumer Staples (11.1%). The Portfolio’s composition is subject to change at any time.

RISKS: Diversification does not assure against loss. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on performance. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iv

The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

[v]	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

vi

The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represent approximately 92% of the total market capitalization of the Russell 3000 Index.

8    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - Large Cap Growth and Value

Investment Breakdown

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     9

Historical Performance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - Large Cap Growth and Value

Value of $10,000 Invested in Shares of the Legg Mason Partners Variable Multiple Discipline Portfolio – Large Cap Growth and Value vs. Russell 1000 Index† (October 2002 - December 2006)

†	Hypothetical illustration of $10,000 invested in shares of the Variable Multiple Discipline Portfolio—Large Cap Growth and Value on October 1, 2002 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2006. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

The performance shown above represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

Average Annual Total Returns* (unaudited)

Twelve Months Ended 12/31/06	12.27%
10/1/02** through 12/31/06	13.58

Cumulative Total Return* (unaudited)

10/1/02** through 12/31/06	71.77%

*	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
**	Commencement of operations.

10    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Portfolio Overview

Legg Mason Partners Variable Multiple Discipline Portfolio – Global All Cap Growth and Value

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. The U.S. economy weakened during the period due, in part, to the lagged effect of higher short-term interest rates and a rapidly cooling housing market. Inflationary pressures intensified during the first half of the reporting period. However, as oil prices retreated from their July record high and housing prices moderated, inflation became less of an issue. The Federal Reserve Board (“Fed”)i boosted its target federal funds rateii from 4.25% when the reporting period began to 5.25% in June 2006. The Fed then held rates steady during the remainder of the year.

After a weak first half of the year, the U.S. stock market rallied sharply and generated strong returns in 2006. The stock market’s early woes were due to a variety of factors. These included the Fed continuing to raise short-term interest rates, record high oil prices, the cooling housing market, and concerns about the future direction of the economy and corporate profits. However, many of these issues soon lifted as oil prices fell sharply, the Fed paused from raising interest rates, and corporate profits continued to surprise on the upside. For the year as a whole, the S&P 500 Indexiii rose 15.78%, its best performance since 2003.

As well as U.S. stocks performed, their international equity counterparts did even better. For the 12 months ended December 31, 2006, the MSCI EAFE Indexiv returned 26.34%. Positive economic news, solid corporate profits and a robust merger and acquisition environment aided the international equity markets. This was more than enough to offset the negatives associated with geopolitical events, inflationary pressures and central banks in several regions raising interest rates.

Performance Update

For the 12 months ended December 31, 2006, Legg Mason Partners Variable Multiple Discipline Portfolio – Global All Cap Growth and Value1 returned 15.20%. These shares outperformed the Lipper Variable Large-Cap Core Funds Category Average,2 which increased 13.31% over the same time period. The Portfolio’s unmanaged benchmarks, the Russell 3000 Index,v the MSCI EAFE Index, the MSCI World Indexvi and the S&P 500 Index, returned 15.72%, 26.34%, 20.07% and 15.78%, respectively, for the same period.

[1]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[2]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 224 funds in the Portfolio’s Lipper category.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     11

Performance Snapshot as of December 31, 2006 (unaudited)

	6 months	12 months
MDP – Global All Cap Growth and Value[1]	12.23%	15.20%
Russell 3000 Index	12.09%	15.72%
MSCI EAFE Index	14.69%	26.34%
MSCI World Index	13.21%	20.07%
S&P 500 Index	12.73%	15.78%
Lipper Variable Large-Cap Core Funds Category Average	11.56%	13.31%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Portfolio returns assume the reinvestment of all distributions , including returns of capital, if any, at net asset value and the deduction of all fund expenses.

Q. What were the most significant factors affecting Portfolio performance? What were the leading contributors to performance?

A. The Portfolio’s stock selection, in particular within the consumer discretionary, consumer staples, and materials sectors, was the major contributor to relative performance. From a sector allocation perspective, the Portfolio’s overweights in the consumer discretionary and telecommunication sectors and underweight in the information technology sector were beneficial to performance.

On an individual stock basis, the largest absolute contributors to performance were Merrill Lynch & Co. Inc., Comcast Corp., Cisco Systems Inc., Cablevision Systems Corp., and News Corp.

What were the leading detractors from performance?

A. During the reporting period, the Portfolio’s sector positioning was an overall detractor from results. In particular, an overweight in healthcare and underweights in financials and utilities hurt performance. In addition, stock selection in the information technology, energy, and telecommunications services sectors detracted from results.

On an individual stock basis, the largest detractors from absolute performance were Yahoo! Inc., UnitedHealth Group, Inc., Intel Corp, Amgen Inc., and ImClone Systems Inc.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. There were no material changes in the target allocations made to the segments, nor was there a significant net change in sector or market weightings during the period.

12    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Thank you for your investment in Legg Mason Partners Variable Multiple Discipline Portfolio – Global All Cap Growth and Value. As always, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Portfolio’s investment goals.

Sincerely,

/s/ Roger Paradiso	/s/ Kirstin Mobyed
Roger Paradiso Coordinating Portfolio Manager ClearBridge Advisors, LLC	Kirstin Mobyed Co-Coordinating Portfolio Manager ClearBridge Advisors, LLC

January 25, 2007

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the portfolio managers’ current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: State Street Bank & Trust Co. Repurchase Agreement (5.7%), Merrill Lynch & Co. Inc. (2.1%), UnitedHealth Group Inc. (2.1%), Time Warner Inc. (1.9%), American International Group Inc. (1.8%), Biogen Idec Inc. (1.7%), Home Depot Inc. (1.7%), Microsoft Corp. (1.6%), Johnson & Johnson (1.5%), Tyco International Ltd. (1.5%). Please refer to pages 34 through 40 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: Consumer Discretionary (17.1%), Financials (15.9%), Information Technology (15.2%), Health Care (14.7%) and Consumer Staples (8.8%). The Portfolio’s composition is subject to change at any time.

RISKS: Diversification does not assure against loss. The Portfolio may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on performance. Foreign stocks are subject to certain risks of overseas investing not associated with domestic investing such as currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuation. These risks are magnified in emerging markets. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iv	The MSCI EAFE Index is an unmanaged index of common stocks of companies located in Europe, Australasia and the Far East.

[v]	The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market.

vi

MSCI World Index, which is an unmanaged index of common stocks of companies representative of the market structure of 22 developed market countries in North America, Europe, and the Asia/ Pacific Region. The index is calculated without dividends, with net or with gross dividends reinvested, in both U.S. dollars and local currencies.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     13

Fund at a Glance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - Global All Cap Growth and Value

Investment Breakdown

14    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Historical Performance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - Global All Cap Growth and Value

Value of $10,000 Invested in Shares of the Legg Mason Partners Variable Multiple Discipline Portfolio - Global All Cap Growth and Value vs. Russell 3000 Index, MSCI EAFE Index and MSCI World Index† (October 2002 - December 2006)

†	Hypothetical illustration of $10,000 invested in shares of the Variable Multiple Discipline Portfolio—Global All Cap Growth and Value on October 1, 2002 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2006. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market. The MSCI EAFE Index is an unmanaged index of common stocks of companies located in Europe, Australasia and the Far East. The MSCI World Index is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance. The Indices are unmanaged and are not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

The performance shown above represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

Average Annual Total Returns* (unaudited)

Twelve Months Ended 12/31/06	15.20%
10/1/02** through 12/31/06	16.58

Cumulative Total Return* (unaudited)

10/1/02** through 12/31/06	91.90%

*	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
**	Commencement of operations.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report    15

Portfolio Overview

Legg Mason Partners Variable Multiple Discipline Portfolio – Balanced All Cap Growth and Value

Q. What were the overall market conditions during the Portfolio’s reporting period?

A. The economy weakened during the period due, in part, to the lagged effect of higher short-term interest rates and a rapidly cooling housing market. Inflationary pressures intensified during the first half of the reporting period. However, as oil prices retreated from their July record high and housing prices moderated, inflation became less of an issue. The Federal Reserve Board (“Fed”)i boosted its target federal funds rateii from 4.25% when the reporting period began to 5.25% in June 2006. The Fed then held rates steady during the remainder of the year.

After a weak first half of the year, the U.S. stock market rallied sharply and generated strong returns in the second half of 2006. The stock market’s early woes were due to a variety of factors. These included the Fed continuing to raise short-term interest rates, record high oil prices, the cooling housing market, and concerns about the future direction of the economy and corporate profits. However, many of these issues soon lifted as oil prices fell sharply, the Fed paused from raising interest rates, and corporate profits continued to surprise on the upside. For the year as a whole, the S&P 500 Indexiii rose 15.78%, its best performance since 2003. The market’s gains were broad in scope. All 10 sectors in the S&P 500 Index posted positive returns during the year, led by telecommunications services and energy. In contrast, healthcare and information technology lagged the overall market. From a style perspective, value stocks outperformed their growth counterparts during the reporting period, as the Russell 3000 Valueiv and Russell 3000 Growthv Indices returned 22.34% and 9.46%, respectively.

Turning to the bond market, the Treasury yield curvevi flattened in 2006, as the difference between short- and long-term yields narrowed. Throughout much of 2006, the Treasury yield curve was inverted, with two-year Treasury yields surpassing their 10-year counterparts. Historically, this anomaly has often been a precursor of slowing economic growth and, in many cases, a recession.1

Performance Update

For the 12 months ended December 31, 2006, Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value2 returned 10.50%. These shares underperformed the Lipper Variable Mixed-Asset Target Allocation Funds Category Average,3 which increased 11.67% over the same time frame. The Portfolio’s unmanaged benchmarks, the Russell 1000 Index,vii the Russell 3000 Growth Index, the Russell 3000

[1]	Source: The Wall Street Journal, 1/07.
[2]

The Portfolio is an underlying investment option of various variable annuity and variable life insurance products. The Portfolio’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Portfolio. Past performance is no guarantee of future results.

[3]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended December 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 141 funds in the Portfolio’s Lipper category.

16    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Value Index, and the Lehman Brothers Intermediate Treasury Bond Indexviii returned 15.46%, 9.46%, 22.34%, and 3.51%, respectively, for the same period.

Performance Snapshot as of December 31, 2006 (unaudited)

	6 Months	12 Months
MDP – Balanced All Cap Growth and Value[2]	9.58%	10.50%
Russell 1000 Index	12.36%	15.46%
Russell 3000 Growth Index	9.81%	9.46%
Russell 3000 Value Index	14.45%	22.34%
Lehman Brothers Intermediate Treasury Bond Index	3.71%	3.51%
Lipper Variable Mixed-Asset Target Allocation Funds Category Average	9.29%	11.67%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Portfolio returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all fund expenses.

Q. What were the most significant factors affecting Portfolio performance? What were the leading contributors to performance?

A. During the reporting period, the largest contributors to the Portfolio’s performance were the consumer discretionary and financials sectors. On an individual stock basis, the largest absolute contributors to performance were Cisco Systems Inc., Merrill Lynch & Co. Inc., The Walt Disney Co., Comcast Corp., and Exxon Mobil Corp.

What were the leading detractors from performance?

A. Over the period, the Portfolio had minimal exposure to the telecommunications sector. As this was the best performing sector during the period, the Portfolio’s small position hurt its results. The Portfolio’s two largest exposures were in the information technology and healthcare sectors. While the Portfolio’s holdings in these sectors generated positive results over the period, these sectors were the two worst areas of the market. Therefore, the Portfolio’s large weightings were a drag on performance.

On an individual stock basis, the largest detractors from absolute performance were Yahoo! Inc., Amgen Inc., Lear Corp., ImClone Systems Inc., and Intel Corp.

Q. Were there any significant changes to the Portfolio during the reporting period?

A. There were no material changes in the target allocations made to the segments, nor was there a significant net change in sector or market weightings during the period.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report    17

Thank you for your investment in Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value. As always, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Portfolio’s investment goals.

Sincerely,

/s/ Roger Paradiso	/s/ Kirstin Mobyed
Roger Paradiso Coordinating Portfolio Manager ClearBridge Advisors, LLC	Kirstin Mobyed Co-Coordinating Portfolio Manager ClearBridge Advisors, LLC

January 25, 2007

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2006 and are subject to change and may not be representative of the Portfolio managers’ current or future investments. The Portfolio’s top ten holdings (as a percentage of net assets) as of this date were: Federal National Mortgage Association, 5.750% due 2/15/08 (6.2%), U.S. Treasury Notes, 4.250% due 8/15/14 (4.8%), U.S. Treasury Notes, 4.000% due 4/15/10 (4.0%) U.S. Treasury Notes, 5.000% due 2/15/11 (2.8%), Federal Home Loan Mortgage Corp., 3.625% due 9/15/08 (2.7%), U.S. Treasury Notes, 4.875% due 2/15/12 (2.1%), Merrill Lynch & Co. Inc. (1.7%), Cisco Systems Inc. (1.6%), Johnson & Johnson (1.6%) and Time Warner Inc. (1.6%). Please refer to pages 41 through 46 for a list and percentage breakdown of the Portfolio’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio managers’ current or future investments. The Portfolio’s top five sector holdings (as a percentage of net assets) as of December 31, 2006 were: U.S. Government & Agency Obligations (26.7%), Information Technology (13.2%), Consumer Discretionary (12.2%), Health Care (12.1%) and Financials (9.8%). The Portfolio’s composition is subject to change at any time.

RISKS: Diversification does not assure against loss. The Portfolio may invest in small- and mid-cap companies that may involve a higher degree of risk and volatility than investments in large-cap companies. Interest rates typically cause the prices of fixed income securities to decline and may, reduce the value of the Portfolio’s share price. The Portfolio may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Portfolio performance. Please see the Portfolio’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

i	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iv	The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

v	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

vi	The yield curve is the graphical depiction of the relationship between the yield on bonds of the same credit quality but different maturities.

vii	The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

viii	The Lehman Brothers Intermediate Treasury Bond Index is an unmanaged index composed of all bonds covered by the Lehman Brothers Treasury Index with maturities between one and 9.9 years. The Lehman Brothers Treasury Index is a measure of the public obligations of the U.S. Treasury.

18    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value

Investment Breakdown

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     19

Historical Performance (unaudited)

Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value

Value of $10,000 Invested in Shares of the Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value vs. Russell 1000 Index, Russell 3000 Growth Index, Russell 3000 Value Index and Lehman Brothers Intermediate Treasury Bond Index† (October 2002 - December 2006)

†	Hypothetical Illustration of $10,000 invested in shares of the Multiple Discipline Portfolio - Balanced All Cap Growth and Value on October 1, 2002 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2006. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities). The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. The Lehman Brothers Intermediate Treasury Bond Index is an unmanaged index of U.S. Treasury bonds with maturities between one and ten years. The indices are unmanaged and are not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

The performance shown above represent past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Investment return and principal value or an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

20    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Historical Performance (unaudited) (continued)

Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value

Average Annual Total Returns* (unaudited)

Twelve Months Ended 12/31/06	10.50%
10/1/02** through 12/31/06	10.64

Cumulative Total Return* (unaudited)

10/1/02** through 12/31/06	53.69%

*	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
**	Commencement of operations.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     21

Fund Expenses (unaudited)

Example

As a shareholder of the Funds, you may incur two types of costs: (1) transaction costs; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2006 and held for the six months ended December 31, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return (1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio(3)	Expenses Paid During the Period(4)
All Cap Growth and Value	12.11%	$1,000.00	$1,121.10	0.96%	$5.13
Large Cap Growth and Value	12.78	1,000.00	1,127.80	0.98	5.26
Global All Cap Growth and Value	12.23	1,000.00	1,122.30	0.84	4.49
Balanced All Cap Growth and Value	9.58	1,000.00	1,095.80	0.96	5.07

(1)	For the six months ended December 31, 2006.
(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

(3)	The expense ratios do not include the non-recurring and/or reorganization fees.
(4)

Expenses (net of fee waivers and/or expense reimbursements) are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

22    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Funds and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return (1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio(2)	Expenses Paid During the Period(3)
All Cap Growth and Value	5.00%	$1,000.00	$1,020.37	0.96%	$4.89
Large Cap Growth and Value	5.00	1,000.00	1,020.27	0.98	4.99
Global All Cap Growth and Value	5.00	1,000.00	1,020.97	0.84	4.28
Balanced All Cap Growth and Value	5.00	1,000.00	1,020.37	0.96	4.89

(1)	For the six months ended December 31, 2006.
(2)	The expense ratios do not include the non-recurring restructuring and/or reorganization fees.
(3)

Expenses (net of fee waivers and/or expense reimbursements) are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     23

Schedules of Investments (December 31, 2006)

LEGG MASON PARTNERS VARIABLE MULTIPLE DISCIPLINE PORTFOLIO — ALL CAP GROWTH AND VALUE

Shares	Security	Value
COMMON STOCKS — 97.6%
CONSUMER DISCRETIONARY — 17.1%
Internet & Catalog Retail — 2.2%
64,000	Amazon.com Inc.*	$2,525,440
79,945	Expedia Inc.*	1,677,246
44,945	IAC/ InterActiveCorp.*	1,670,156

	Total Internet & Catalog Retail	5,872,842

Media — 11.6%
91,340	Cablevision Systems Corp., New York Group, Class A Shares	2,601,363
90,460	Comcast Corp., Special Class A Shares*	3,788,465
32,377	Discovery Holding Co., Class A Shares*	520,946
3,222	Idearc Inc.*	92,310
199,000	Interpublic Group of Cos. Inc.*	2,435,760
22,193	Liberty Global Inc., Series A Shares*	646,926
6,390	Liberty Global Inc., Series C Shares*	178,920
13,188	Liberty Media Holding Corp., Capital Group, Series A Shares*	1,292,160
120,944	Liberty Media Holding Corp., Interactive Group, Series A Shares*	2,608,762
145,590	News Corp., Class B Shares	3,240,834
191,370	Pearson PLC, ADR	2,889,687
274,535	Time Warner Inc.	5,979,373
150,230	Walt Disney Co.	5,148,382

	Total Media	31,423,888

Specialty Retail — 3.3%
42,500	Bed Bath & Beyond Inc.*	1,619,250
76,160	Charming Shoppes Inc.*	1,030,445
40,000	Gap Inc.	780,000
141,234	Home Depot Inc.	5,671,957

	Total Specialty Retail	9,101,652

	TOTAL CONSUMER DISCRETIONARY	46,398,382

CONSUMER STAPLES — 7.9%
Beverages — 2.4%
67,963	Coca-Cola Co.	3,279,215
11,000	Molson Coors Brewing Co., Class B Shares	840,840
38,013	PepsiCo Inc.	2,377,713

	Total Beverages	6,497,768

Food & Staples Retailing — 1.7%
60,700	Safeway Inc.	2,097,792
57,000	Wal-Mart Stores Inc.	2,632,260

	Total Food & Staples Retailing	4,730,052

See Notes to Financial Statements.

24    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Food Products — 2.1%
112,260	Unilever PLC, ADR	$3,123,073
47,675	Wm. Wrigley Jr. Co.	2,465,751

	Total Food Products	5,588,824

Household Products — 1.7%
20,000	Kimberly-Clark Corp.	1,359,000
52,341	Procter & Gamble Co.	3,363,956

	Total Household Products	4,722,956

	TOTAL CONSUMER STAPLES	21,539,600

ENERGY — 7.7%
Energy Equipment & Services — 2.6%
19,000	Baker Hughes Inc.	1,418,540
31,640	GlobalSantaFe Corp.	1,859,799
27,546	Grant Prideco Inc.*	1,095,504
65,350	Weatherford International Ltd.*	2,730,977

	Total Energy Equipment & Services	7,104,820

Oil, Gas & Consumable Fuels — 5.1%
101,520	Anadarko Petroleum Corp.	4,418,150
8,800	Chevron Corp.	647,064
72,280	Exxon Mobil Corp.	5,538,817
28,620	Murphy Oil Corp.	1,455,327
72,300	Williams Cos. Inc.	1,888,476

	Total Oil, Gas & Consumable Fuels	13,947,834

	TOTAL ENERGY	21,052,654

FINANCIALS — 13.9%
Capital Markets — 4.7%
8,000	Franklin Resources Inc.	881,360
43,004	Lehman Brothers Holdings Inc.	3,359,473
65,804	Merrill Lynch & Co. Inc.	6,126,352
34,530	State Street Corp.	2,328,703

	Total Capital Markets	12,695,888

Consumer Finance — 1.0%
46,145	American Express Co.	2,799,617

Diversified Financial Services — 2.2%
51,829	Bank of America Corp.	2,767,150
66,832	JPMorgan Chase & Co.	3,227,986

	Total Diversified Financial Services	5,995,136

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     25

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Insurance — 3.7%
66,985	American International Group Inc.	$4,800,145
681	Berkshire Hathaway Inc., Class B Shares*	2,496,546
50,770	Chubb Corp.	2,686,241

	Total Insurance	9,982,932

Thrifts & Mortgage Finance — 2.3%
47,145	MGIC Investment Corp.	2,948,448
70,000	PMI Group Inc.	3,301,900

	Total Thrifts & Mortgage Finance	6,250,348

	TOTAL FINANCIALS	37,723,921

HEALTH CARE — 17.6%
Biotechnology — 6.6%
2,746	Alkermes Inc.*	36,714
58,945	Amgen Inc.*	4,026,533
106,655	Biogen Idec Inc.*	5,246,359
30,752	Genentech Inc.*	2,494,910
44,050	Genzyme Corp.*	2,712,599
65,000	ImClone Systems Inc.*	1,739,400
145,120	Millennium Pharmaceuticals Inc.*	1,581,808

	Total Biotechnology	17,838,323

Health Care Providers & Services — 1.6%
79,260	UnitedHealth Group Inc.	4,258,640

Pharmaceuticals — 9.4%
57,290	Abbott Laboratories	2,790,596
26,000	Eli Lilly & Co.	1,354,600
60,080	Forest Laboratories Inc.*	3,040,048
38,130	GlaxoSmithKline PLC, ADR	2,011,739
95,624	Johnson & Johnson	6,313,097
25,000	Novartis AG, ADR	1,436,000
226,516	Pfizer Inc.	5,866,764
56,610	Wyeth	2,882,581

	Total Pharmaceuticals	25,695,425

	TOTAL HEALTH CARE	47,792,388

INDUSTRIALS — 9.1%
Aerospace & Defense — 3.5%
15,000	Boeing Co.	1,332,600
69,960	Honeywell International Inc.	3,164,991
29,186	L-3 Communications Holdings Inc.	2,386,831
47,590	Raytheon Co.	2,512,752

	Total Aerospace & Defense	9,397,174

Building Products — 0.1%
10,300	Simpson Manufacturing Co. Inc.	325,995

See Notes to Financial Statements.

26    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Electrical Equipment — 1.1%
67,570	Emerson Electric Co.	$2,979,161

Industrial Conglomerates — 2.9%
110,200	General Electric Co.	4,100,542
128,621	Tyco International Ltd.	3,910,078

	Total Industrial Conglomerates	8,010,620

Machinery — 1.5%
35,882	Caterpillar Inc.	2,200,643
54,200	Pall Corp.	1,872,610

	Total Machinery	4,073,253

	TOTAL INDUSTRIALS	24,786,203

INFORMATION TECHNOLOGY — 19.1%
Communications Equipment — 3.7%
225,975	Cisco Systems Inc.*	6,175,897
92,220	Motorola Inc.	1,896,043
92,210	Nokia Oyj, ADR	1,873,707

	Total Communications Equipment	9,945,647

Computers & Peripherals — 2.9%
95,780	Dell Inc.*	2,403,120
19,435	International Business Machines Corp.	1,888,110
33,300	SanDisk Corp.*	1,432,899
80,061	Seagate Technology	2,121,617

	Total Computers & Peripherals	7,845,746

Electronic Equipment & Instruments — 0.6%
50,790	Agilent Technologies Inc.*	1,770,032

Internet Software & Services — 1.8%
29,000	eBay Inc.*	872,030
30,000	VeriSign Inc.*	721,500
124,500	Yahoo! Inc.*	3,179,730

	Total Internet Software & Services	4,773,260

Semiconductors & Semiconductor Equipment — 6.0%
80,000	Applied Materials Inc.	1,476,000
30,000	Broadcom Corp., Class A Shares*	969,300
829	Cabot Microelectronics Corp.*	28,136
46,136	Cree Inc.*	799,076
150,990	Intel Corp.	3,057,547
153,662	Micron Technology Inc.*	2,145,122
42,900	Novellus Systems Inc.*	1,476,618
193,113	Taiwan Semiconductor Manufacturing Co., Ltd., ADR	2,110,725
127,210	Texas Instruments Inc.	3,663,648
41,218	Verigy Ltd.*	731,619

	Total Semiconductors & Semiconductor Equipment	16,457,791

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     27

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Software — 4.1%
42,900	Advent Software Inc.*	$1,513,941
40,820	Autodesk Inc.*	1,651,577
41,000	Electronic Arts Inc.*	2,064,760
200,730	Microsoft Corp.	5,993,798

	Total Software	11,224,076

	TOTAL INFORMATION TECHNOLOGY	52,016,552

MATERIALS — 3.4%
Chemicals — 1.3%
29,600	Dow Chemical Co.	1,182,224
49,000	E.I. du Pont de Nemours & Co.	2,386,790

	Total Chemicals	3,569,014

Metals & Mining — 1.0%
88,945	Alcoa Inc.	2,669,239

Paper & Forest Products — 1.1%
41,975	Weyerhaeuser Co.	2,965,534

	TOTAL MATERIALS	9,203,787

TELECOMMUNICATION SERVICES — 1.8%
Diversified Telecommunication Services — 0.9%
64,440	Verizon Communications Inc.	2,399,746

Wireless Telecommunication Services — 0.9%
94,377	Vodafone Group PLC, ADR	2,621,793

	TOTAL TELECOMMUNICATION SERVICES	5,021,539

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $214,949,374)	265,535,026

Face Amount
SHORT-TERM INVESTMENT — 2.6%
Repurchase Agreement — 2.6%
$ 6,945,000	State Street Bank & Trust Co. dated 12/29/06, 4.370% due 1/2/07; Proceeds at maturity — $6,948,372; (Fully collateralized by U.S. Treasury Bond, 6.25% due 8/15/23; Market value — $7,086,843) (Cost — $6,945,000)	6,945,000

	TOTAL INVESTMENTS — 100.2% (Cost — $221,894,374#)	272,480,026
	Liabilities in Excess of Other Assets — (0.2)%	(543,407)

	TOTAL NET ASSETS — 100.0%	$271,936,619

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $222,025,908.

Abbreviation used in this schedule:

ADR— American Depositary Receipt

See Notes to Financial Statements.

28    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

LEGG MASON PARTNERS VARIABLE MULTIPLE DISCIPLINE PORTFOLIO - LARGE CAP GROWTH AND VALUE

Shares	Security	Value
COMMON STOCKS — 94.7%
CONSUMER DISCRETIONARY — 17.6%
Hotels, Restaurants & Leisure — 1.1%
8,720	McDonald’s Corp.	$386,558

Household Durables — 0.8%
9,990	Newell Rubbermaid Inc.	289,210

Internet & Catalog Retail — 3.7%
14,500	Amazon.com Inc.*	572,170
18,500	Expedia Inc.*	388,130
10,450	IAC/InterActiveCorp.*	388,322

	Total Internet & Catalog Retail	1,348,622

Media — 7.6%
5,000	EchoStar Communications Corp., Class A Shares*	190,150
2,239	Liberty Media Holding Corp., Capital Group, Series A Shares*	219,377
11,197	Liberty Media Holding Corp., Interactive Group, Series A Shares*	241,519
20,600	News Corp., Class B Shares	458,556
50,550	Time Warner Inc.	1,100,979
15,840	Walt Disney Co.	542,837

	Total Media	2,753,418

Multiline Retail — 0.5%
3,215	Target Corp.	183,416

Specialty Retail — 3.9%
9,000	Bed Bath & Beyond Inc.*	342,900
26,775	Home Depot Inc.	1,075,284

	Total Specialty Retail	1,418,184

	TOTAL CONSUMER DISCRETIONARY	6,379,408

CONSUMER STAPLES — 11.1%
Beverages — 3.4%
15,320	Coca-Cola Co.	739,190
7,960	PepsiCo Inc.	497,898

	Total Beverages	1,237,088

Food & Staples Retailing — 1.7%
11,990	Kroger Co.	276,609
7,000	Wal-Mart Stores Inc.	323,260

	Total Food & Staples Retailing	599,869

Food Products — 1.5%
10,862	Wm. Wrigley Jr. Co.	561,783

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     29

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Household Products — 2.8%
3,965	Kimberly-Clark Corp.	$269,422
11,396	Procter & Gamble Co.	732,421

	Total Household Products	1,001,843

Tobacco — 1.7%
7,100	Altria Group Inc.	609,322

	TOTAL CONSUMER STAPLES	4,009,905

ENERGY — 6.0%
Energy Equipment & Services — 1.2%
8,620	Halliburton Co.	267,651
2,500	Noble Corp.	190,375

	Total Energy Equipment & Services	458,026

Oil, Gas & Consumable Fuels — 4.8%
4,380	ConocoPhillips	315,141
7,285	Exxon Mobil Corp.	558,250
2,140	Royal Dutch Shell PLC, ADR, Class A Shares	151,491
2,650	Suncor Energy Inc.	209,111
6,890	Total SA, ADR	495,529

	Total Oil, Gas & Consumable Fuels	1,729,522

	TOTAL ENERGY	2,187,548

FINANCIALS — 17.8%
Capital Markets — 4.7%
4,500	Bank of New York Co. Inc.	177,165
1,790	Goldman Sachs Group Inc.	356,837
12,635	Merrill Lynch & Co. Inc.	1,176,318

	Total Capital Markets	1,710,320

Commercial Banks — 2.0%
6,506	Wachovia Corp.	370,517
10,000	Wells Fargo & Co.	355,600

	Total Commercial Banks	726,117

Consumer Finance — 2.3%
6,655	American Express Co.	403,759
5,730	Capital One Financial Corp.	440,178

	Total Consumer Finance	843,937

Diversified Financial Services — 2.0%
6,602	Bank of America Corp.	352,481
7,715	JPMorgan Chase & Co.	372,634

	Total Diversified Financial Services	725,115

See Notes to Financial Statements.

30    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Insurance — 6.8%
4,500	AFLAC Inc.	$207,000
15,160	American International Group Inc.	1,086,366
118	Berkshire Hathaway Inc., Class B Shares*	432,588
5,000	Chubb Corp.	264,550
8,500	Marsh & McLennan Cos. Inc.	260,610
3,560	St. Paul Travelers Cos. Inc.	191,136

	Total Insurance	2,442,250

	TOTAL FINANCIALS	6,447,739

HEALTH CARE — 13.2%
Biotechnology — 5.2%
12,440	Amgen Inc.*	849,776
11,120	Biogen Idec Inc.*	546,993
6,100	Genentech Inc.*	494,893

	Total Biotechnology	1,891,662

Health Care Providers & Services — 2.1%
7,150	UnitedHealth Group Inc.	384,169
4,650	WellPoint Inc.*	365,909

	Total Health Care Providers & Services	750,078

Pharmaceuticals — 5.9%
4,500	Abbott Laboratories	219,195
14,300	Johnson & Johnson	944,086
4,650	Novartis AG, ADR	267,096
27,680	Pfizer Inc.	716,912

	Total Pharmaceuticals	2,147,289

	TOTAL HEALTH CARE	4,789,029

INDUSTRIALS — 6.8%
Aerospace & Defense — 1.8%
3,090	Boeing Co.	274,516
2,000	L-3 Communications Holdings Inc.	163,560
4,050	Raytheon Co.	213,840

	Total Aerospace & Defense	651,916

Building Products — 0.5%
6,500	Masco Corp.	194,155

Commercial Services & Supplies — 0.9%
4,950	Avery Dennison Corp.	336,253

Industrial Conglomerates — 3.1%
19,210	General Electric Co.	714,804
4,200	Textron Inc.	393,834

	Total Industrial Conglomerates	1,108,638

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     31

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Machinery — 0.5%
2,400	Parker Hannifin Corp.	$184,512

	TOTAL INDUSTRIALS	2,475,474

INFORMATION TECHNOLOGY — 15.4%
Communications Equipment — 3.4%
26,705	Cisco Systems Inc.*	729,848
8,525	Comverse Technology Inc.*	179,963
16,055	Nokia Oyj, ADR	326,237

	Total Communications Equipment	1,236,048

Computers & Peripherals — 2.5%
20,280	Dell Inc.*	508,825
4,070	International Business Machines Corp.	395,401

	Total Computers & Peripherals	904,226

Internet Software & Services — 1.6%
22,200	Yahoo! Inc.*	566,988

Semiconductors & Semiconductor Equipment — 4.0%
32,895	Intel Corp.	666,124
26,670	Texas Instruments Inc.	768,096

	Total Semiconductors & Semiconductor Equipment	1,434,220

Software — 3.9%
9,950	Electronic Arts Inc.*	501,082
30,910	Microsoft Corp.	922,972

	Total Software	1,424,054

	TOTAL INFORMATION TECHNOLOGY	5,565,536

MATERIALS — 1.7%
Chemicals — 1.7%
4,150	Air Products & Chemicals Inc.	291,662
6,500	E.I. du Pont de Nemours & Co.	316,615

	TOTAL MATERIALS	608,277

TELECOMMUNICATION SERVICES — 4.1%
Diversified Telecommunication Services — 1.7%
11,061	AT&T Inc.	395,431
4,090	Embarq Corp.	214,970

	Total Diversified Telecommunication Services	610,401

Wireless Telecommunication Services — 2.4%
6,000	ALLTEL Corp.	362,880
27,315	Sprint Nextel Corp.	515,981

	Total Wireless Telecommunication Services	878,861

	TOTAL TELECOMMUNICATION SERVICES	1,489,262

See Notes to Financial Statements.

32    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
UTILITIES — 1.0%
Multi-Utilities — 1.0%
6,800	Sempra Energy	$381,072

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $28,636,157)	34,333,250

Face Amount
SHORT-TERM INVESTMENT — 5.4%
Repurchase Agreement — 5.4%
$ 1,957,000	State Street Bank & Trust Co. dated 12/29/06, 4.370% due 1/2/07; Proceeds at maturity — $1,957,950; (Fully collateralized by U.S. Treasury Bond, 7.625% due 2/15/25; Market value — $1,998,000) (Cost — $1,957,000)	$1,957,000

	TOTAL INVESTMENTS — 100.1% (Cost — $30,593,157#)	36,290,250
	Liabilities in Excess of Other Assets — (0.1)%	(40,513)

	TOTAL NET ASSETS — 100.0%	$36,249,737

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $30,621,537.

Abbreviation used in this schedule:

ADR— American Depositary Receipt

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     33

Schedules of Investments (December 31, 2006) (continued)

LEGG MASON PARTNERS VARIABLE MULTIPLE DISCIPLINE PORTFOLIO — GLOBAL ALL CAP GROWTH AND VALUE

Shares	Security	Value
COMMON STOCKS — 94.4%
CONSUMER DISCRETIONARY — 17.1%
Automobiles — 0.5%
11,050	Honda Motor Co., Ltd., ADR	$436,917

Hotels, Restaurants & Leisure — 0.7%
14,116	McDonald’s Corp.	625,762

Household Durables — 0.9%
10,620	Koninklijke Philips Electronics NV, New York Registered Shares	399,100
15,670	Newell Rubbermaid Inc.	453,646

	Total Household Durables	852,746

Internet & Catalog Retail — 1.9%
20,500	Amazon.com Inc.*	808,930
20,125	Expedia Inc.*	422,223
16,665	IAC/InterActiveCorp.*	619,271

	Total Internet & Catalog Retail	1,850,424

Media — 10.2%
30,370	Cablevision Systems Corp., New York Group, Class A Shares	864,938
33,025	Comcast Corp., Special Class A Shares*	1,383,087
8,599	Discovery Holding Co., Class A Shares*	138,358
7,950	EchoStar Communications Corp., Class A Shares*	302,339
14,240	Grupo Televisa SA, ADR	384,622
5,516	Liberty Global Inc., Series A Shares*	160,791
989	Liberty Global Inc., Series C Shares*	27,692
7,323	Liberty Media Holding Corp., Capital Group, Series A Shares*	717,508
58,620	Liberty Media Holding Corp., Interactive Group, Series A Shares*	1,264,433
61,180	News Corp., Class B Shares	1,361,867
83,735	Time Warner Inc.	1,823,748
26,615	Walt Disney Co.	912,096
6,290	WPP Group PLC, ADR	426,085

	Total Media	9,767,564

Multiline Retail — 0.3%
4,730	Target Corp.	269,847

Specialty Retail — 2.6%
13,810	Bed Bath & Beyond Inc.*	526,161
27,460	Charming Shoppes Inc.*	371,534
40,165	Home Depot Inc.	1,613,026

	Total Specialty Retail	2,510,721

	TOTAL CONSUMER DISCRETIONARY	16,313,981

See Notes to Financial Statements.

34    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
CONSUMER STAPLES — 8.8%
Beverages — 2.4%
24,030	Coca-Cola Co.	$1,159,447
5,050	Diageo PLC, ADR	400,516
12,145	PepsiCo Inc.	759,670

	Total Beverages	2,319,633

Food & Staples Retailing — 1.8%
16,750	Kroger Co.	386,422
16,750	Tesco PLC, ADR	402,419
9,300	Wal-Mart de Mexico SA de CV, Series V Shares, ADR	409,200
12,000	Wal-Mart Stores Inc.	554,160

	Total Food & Staples Retailing	1,752,201

Food Products — 1.9%
12,470	Groupe Danone, ADR	406,522
6,200	Nestle SA, ADR	550,715
16,487	Wm. Wrigley Jr. Co.	852,708

	Total Food Products	1,809,945

Household Products — 1.7%
6,725	Kimberly-Clark Corp.	456,964
17,723	Procter & Gamble Co.	1,139,057

	Total Household Products	1,596,021

Tobacco — 1.0%
11,300	Altria Group Inc.	969,766

	TOTAL CONSUMER STAPLES	8,447,566

ENERGY — 6.5%
Energy Equipment & Services — 2.0%
9,515	Grant Prideco Inc.*	378,412
11,600	Halliburton Co.	360,180
3,500	Noble Corp.	266,525
21,370	Weatherford International Ltd.*	893,052

	Total Energy Equipment & Services	1,898,169

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     35

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Oil, Gas & Consumable Fuels — 4.5%
23,700	Anadarko Petroleum Corp.	$1,031,424
8,270	BP PLC, ADR	554,917
5,885	ConocoPhillips	423,426
7,750	Exxon Mobil Corp.	593,882
4,450	Royal Dutch Shell PLC, ADR, Class A Shares	315,015
3,400	Suncor Energy Inc.	268,294
14,990	Total SA, ADR	1,078,081

	Total Oil, Gas & Consumable Fuels	4,265,039

	TOTAL ENERGY	6,163,208

FINANCIALS — 15.9%
Capital Markets — 5.1%
7,500	Bank of New York Co. Inc.	295,275
2,580	Goldman Sachs Group Inc.	514,323
14,570	Lehman Brothers Holdings Inc.	1,138,209
21,440	Merrill Lynch & Co. Inc.	1,996,064
22,510	Nomura Holdings Inc., ADR	426,339
8,080	UBS AG	487,466

	Total Capital Markets	4,857,676

Commercial Banks — 3.3%
4,780	Bank of Ireland, ADR	440,573
600	Comerica Inc.	35,208
4,070	HSBC Holdings PLC, ADR	373,016
44,810	Mitsubishi UFJ Financial Group Inc., ADR	557,884
20,500	National Bank of Greece SA, ADR	190,650
16,380	United Overseas Bank Ltd., ADR	414,004
9,946	Wachovia Corp.	566,425
16,000	Wells Fargo & Co.	568,960

	Total Commercial Banks	3,146,720

Consumer Finance — 2.0%
9,740	American Express Co.	590,926
8,900	Capital One Financial Corp.	683,698
4,610	ORIX Corp., ADR	676,748

	Total Consumer Finance	1,951,372

Diversified Financial Services — 1.6%
10,662	Bank of America Corp.	569,244
8,510	ING Groep NV, ADR	375,887
12,185	JPMorgan Chase & Co.	588,535

	Total Diversified Financial Services	1,533,666

See Notes to Financial Statements.

36    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Insurance — 3.9%
7,000	AFLAC Inc.	$322,000
23,450	American International Group Inc.	1,680,427
10,095	AXA, ADR	407,131
92	Berkshire Hathaway Inc., Class B Shares*	337,272
7,900	Chubb Corp.	417,989
14,000	Marsh & McLennan Cos. Inc.	429,240
1,750	St. Paul Travelers Cos. Inc.	93,958

	Total Insurance	3,688,017

	TOTAL FINANCIALS	15,177,451

HEALTH CARE — 14.7%
Biotechnology — 5.9%
730	Alkermes Inc.*	9,760
17,970	Amgen Inc.*	1,227,531
33,505	Biogen Idec Inc.*	1,648,111
9,550	Genentech Inc.*	774,791
15,515	Genzyme Corp.*	955,414
17,000	ImClone Systems Inc.*	454,920
49,130	Millennium Pharmaceuticals Inc.*	535,517

	Total Biotechnology	5,606,044

Health Care Equipment & Supplies — 0.5%
8,800	Smith & Nephew PLC, ADR	460,504

Health Care Providers & Services — 2.6%
36,440	UnitedHealth Group Inc.	1,957,921
6,300	WellPoint Inc.*	495,747

	Total Health Care Providers & Services	2,453,668

Pharmaceuticals — 5.7%
7,500	Abbott Laboratories	365,325
18,790	Forest Laboratories Inc.*	950,774
10,030	GlaxoSmithKline PLC, ADR	529,183
22,080	Johnson & Johnson	1,457,722
13,200	Novartis AG, ADR	758,208
5,110	Novo-Nordisk A/S, ADR	427,349
38,600	Pfizer Inc.	999,740

	Total Pharmaceuticals	5,488,301

	TOTAL HEALTH CARE	14,008,517

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     37

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
INDUSTRIALS — 7.6%
Aerospace & Defense — 1.8%
5,270	Boeing Co.	$468,187
11,770	L-3 Communications Holdings Inc.	962,550
6,250	Raytheon Co.	330,000

	Total Aerospace & Defense	1,760,737

Building Products — 0.3%
10,000	Masco Corp.	298,700

Commercial Services & Supplies — 0.5%
6,400	Avery Dennison Corp.	434,752

Industrial Conglomerates — 4.1%
30,775	General Electric Co.	1,145,138
7,620	Hutchison Whampoa Ltd., ADR	387,287
6,350	Textron Inc.	595,439
19,200	Tomkins PLC, ADR	372,480
47,285	Tyco International Ltd.	1,437,464

	Total Industrial Conglomerates	3,937,808

Machinery — 0.9%
17,540	Pall Corp.	606,007
3,400	Parker Hannifin Corp.	261,392

	Total Machinery	867,399

	TOTAL INDUSTRIALS	7,299,396

INFORMATION TECHNOLOGY — 15.2%
Communications Equipment — 2.4%
43,070	Cisco Systems Inc.*	1,177,103
12,800	Comverse Technology Inc.*	270,208
40,315	Nokia Oyj, ADR	819,201

	Total Communications Equipment	2,266,512

Computers & Peripherals — 2.7%
28,580	Dell Inc.*	717,072
5,650	International Business Machines Corp.	548,898
9,700	SanDisk Corp.*	417,391
32,476	Seagate Technology	860,614

	Total Computers & Peripherals	2,543,975

Electronic Equipment & Instruments — 0.7%
8,015	Mettler-Toledo International Inc.*	631,983

Internet Software & Services — 1.0%
36,500	Yahoo! Inc.*	932,210

Office Electronics — 0.6%
10,915	Canon Inc., ADR	617,680

See Notes to Financial Statements.

38    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Semiconductors & Semiconductor Equipment — 3.6%
11,000	Broadcom Corp., Class A Shares*	$355,410
150	Cabot Microelectronics Corp.*	5,091
15,830	Cree Inc. *	274,176
51,870	Intel Corp.	1,050,367
46,340	Micron Technology Inc.*	646,906
39,970	Texas Instruments Inc.	1,151,136

	Total Semiconductors & Semiconductor Equipment	3,483,086

Software — 4.2%
12,660	Advent Software Inc.*	446,771
15,880	Autodesk Inc.*	642,505
9,400	Electronic Arts Inc.*	473,384
50,870	Microsoft Corp.	1,518,978
11,570	SAP AG, ADR	614,367
12,500	Trend Micro Inc., ADR*	367,500

	Total Software	4,063,505

	TOTAL INFORMATION TECHNOLOGY	14,538,951

MATERIALS — 2.5%
Chemicals — 1.4%
6,200	Air Products & Chemicals Inc.	435,736
4,450	BASF AG, ADR	432,585
10,000	E.I. du Pont de Nemours & Co.	487,100

	Total Chemicals	1,355,421

Construction Materials — 0.7%
15,340	CRH PLC, ADR	651,950

Metals & Mining — 0.4%
1,770	Rio Tinto PLC, ADR	376,107

	TOTAL MATERIALS	2,383,478

TELECOMMUNICATION SERVICES — 4.4%
Diversified Telecommunication Services — 1.8%
17,608	AT&T Inc.	629,486
5,599	Embarq Corp.	294,283
15,245	Nippon Telegraph & Telephone Corp., ADR	377,924
6,502	Telefonica SA, ADR	414,502

	Total Diversified Telecommunication Services	1,716,195

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     39

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Wireless Telecommunication Services — 2.6%
10,550	ALLTEL Corp.	$638,064
15,210	SK Telecom Co., Ltd., ADR	402,761
43,984	Sprint Nextel Corp.	830,858
21,590	Vodafone Group PLC, ADR	599,770

	Total Wireless Telecommunication Services	2,471,453

	TOTAL TELECOMMUNICATION SERVICES	4,187,648

UTILITIES — 1.7%
Electric Utilities — 0.6%
12,990	Endesa SA, ADR	604,295

Gas Utilities — 0.4%
164,350	Hong Kong & China Gas, ADR	373,896

Multi-Utilities — 0.7%
10,800	Sempra Energy	605,232

	TOTAL UTILITIES	1,583,423

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $72,590,266)	90,103,619

Face Amount
SHORT-TERM INVESTMENT — 5.7%
Repurchase Agreement — 5.7%
$5,408,000	State Street Bank & Trust Co. dated 12/29/06, 4.370% due 1/2/07; Proceeds at maturity — $5,410,626; (Fully collateralized by U.S. Treasury Bonds, 6.250% to 7.625% due 8/15/23 to 2/15/25; Market value — $5,531,372) (Cost — $5,408,000)	5,408,000

	TOTAL INVESTMENTS — 100.1% (Cost — $77,998,266#)	95,511,619
	Liabilities in Excess of Other Assets — (0.1)%	(74,147)

	TOTAL NET ASSETS — 100.0%	$95,437,472

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $78,374,931.

Abbreviation used in this schedule:

ADR— American Depositary Receipt

See Notes to Financial Statements.

40    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

LEGG MASON PARTNERS VARIABLE MULTIPLE DISCIPLINE PORTFOLIO — BALANCED ALL CAP GROWTH AND VALUE

Shares	Security	Value
COMMON STOCKS — 68.3%
CONSUMER DISCRETIONARY — 12.2%
Internet & Catalog Retail — 1.5%
32,500	Amazon.com Inc.*	$1,282,450
45,595	Expedia Inc.*	956,583
26,595	IAC/InterActiveCorp.*	988,270

	Total Internet & Catalog Retail	3,227,303

Media — 8.3%
50,265	Cablevision Systems Corp., New York Group, Class A Shares	1,431,547
51,135	Comcast Corp., Special Class A Shares*	2,141,534
16,958	Discovery Holding Co., Class A Shares*	272,854
1,778	Idearc Inc.*	50,940
112,500	Interpublic Group of Cos. Inc.*	1,377,000
10,039	Liberty Global Inc., Series A Shares*	292,637
3,273	Liberty Global Inc., Series C Shares*	91,644
7,329	Liberty Media Holding Corp., Capital Group, Series A Shares*	718,095
66,646	Liberty Media Holding Corp., Interactive Group, Series A Shares*	1,437,554
80,270	News Corp., Class B Shares	1,786,810
101,360	Pearson PLC, ADR	1,530,536
154,695	Time Warner Inc.	3,369,257
84,180	Walt Disney Co.	2,884,849

	Total Media	17,385,257

Specialty Retail — 2.4%
24,500	Bed Bath & Beyond Inc.*	933,450
43,660	Charming Shoppes Inc.*	590,720
20,000	Gap Inc.	390,000
79,505	Home Depot Inc.	3,192,921

	Total Specialty Retail	5,107,091

	TOTAL CONSUMER DISCRETIONARY	25,719,651

CONSUMER STAPLES — 5.5%
Beverages — 1.7%
38,105	Coca-Cola Co.	1,838,566
6,000	Molson Coors Brewing Co., Class B Shares	458,640
21,135	PepsiCo Inc.	1,321,994

	Total Beverages	3,619,200

Food & Staples Retailing — 1.2%
32,070	Safeway Inc.	1,108,339
31,000	Wal-Mart Stores Inc.	1,431,580

	Total Food & Staples Retailing	2,539,919

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     41

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Food Products — 1.4%
56,400	Unilever PLC, ADR	$1,569,048
26,737	Wm. Wrigley Jr. Co.	1,382,838

	Total Food Products	2,951,886

Household Products — 1.2%
11,000	Kimberly-Clark Corp.	747,450
28,591	Procter & Gamble Co.	1,837,544

	Total Household Products	2,584,994

	TOTAL CONSUMER STAPLES	11,695,999

ENERGY — 5.4%
Energy Equipment & Services — 1.8%
9,200	Baker Hughes Inc.	686,872
17,760	GlobalSantaFe Corp.	1,043,933
14,875	Grant Prideco Inc.*	591,579
36,040	Weatherford International Ltd.*	1,506,111

	Total Energy Equipment & Services	3,828,495

Oil, Gas & Consumable Fuels — 3.6%
54,440	Anadarko Petroleum Corp.	2,369,229
4,800	Chevron Corp.	352,944
40,355	Exxon Mobil Corp.	3,092,404
12,920	Murphy Oil Corp.	656,982
38,550	Williams Cos. Inc.	1,006,926

	Total Oil, Gas & Consumable Fuels	7,478,485

	TOTAL ENERGY	11,306,980

FINANCIALS — 9.8%
Capital Markets — 3.3%
4,000	Franklin Resources Inc.	440,680
23,570	Lehman Brothers Holdings Inc.	1,841,289
37,460	Merrill Lynch & Co. Inc.	3,487,526
16,380	State Street Corp.	1,104,667

	Total Capital Markets	6,874,162

Consumer Finance — 0.8%
27,085	American Express Co.	1,643,247

Diversified Financial Services — 1.5%
28,532	Bank of America Corp.	1,523,324
35,554	JPMorgan Chase & Co.	1,717,258

	Total Diversified Financial Services	3,240,582

See Notes to Financial Statements.

42    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Insurance — 2.6%
36,550	American International Group Inc.	$2,619,173
355	Berkshire Hathaway Inc., Class B Shares	1,301,430
30,620	Chubb Corp.	1,620,104

	Total Insurance	5,540,707

Thrifts & Mortgage Finance — 1.6%
25,365	MGIC Investment Corp.	1,586,327
38,000	PMI Group Inc.	1,792,460

	Total Thrifts & Mortgage Finance	3,378,787

	TOTAL FINANCIALS	20,677,485

HEALTH CARE — 12.1%
Biotechnology — 4.5%
1,690	Alkermes Inc.*	22,595
32,800	Amgen Inc.*	2,240,568
54,455	Biogen Idec Inc.*	2,678,641
15,850	Genentech Inc.*	1,285,911
22,425	Genzyme Corp.*	1,380,932
33,500	ImClone Systems Inc.*	896,460
79,650	Millennium Pharmaceuticals Inc.*	868,185

	Total Biotechnology	9,373,292

Health Care Providers & Services — 1.1%
43,780	UnitedHealth Group Inc.	2,352,299

Pharmaceuticals — 6.5%
30,410	Abbott Laboratories	1,481,271
14,000	Eli Lilly & Co.	729,400
30,560	Forest Laboratories Inc.*	1,546,336
21,350	GlaxoSmithKline PLC, ADR	1,126,426
51,875	Johnson & Johnson	3,424,788
13,500	Novartis AG, ADR	775,440
121,073	Pfizer Inc.	3,135,791
29,795	Wyeth	1,517,161

	Total Pharmaceuticals	13,736,613

	TOTAL HEALTH CARE	25,462,204

INDUSTRIALS — 6.4%
Aerospace & Defense — 2.5%
9,020	Boeing Co.	801,337
39,000	Honeywell International Inc.	1,764,360
14,560	L-3 Communications Holdings Inc.	1,190,717
27,815	Raytheon Co.	1,468,632

	Total Aerospace & Defense	5,225,046

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     43

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Building Products — 0.0%
1,600	Simpson Manufacturing Co. Inc.	$50,640

Electrical Equipment — 0.8%
37,010	Emerson Electric Co.	1,631,771

Industrial Conglomerates — 2.1%
61,510	General Electric Co.	2,288,787
71,950	Tyco International Ltd.	2,187,280

	Total Industrial Conglomerates	4,476,067

Machinery — 1.0%
18,830	Caterpillar Inc.	1,154,844
29,190	Pall Corp.	1,008,514

	Total Machinery	2,163,358

	TOTAL INDUSTRIALS	13,546,882

INFORMATION TECHNOLOGY — 13.2%
Communications Equipment — 2.6%
126,510	Cisco Systems Inc.*	3,457,518
50,115	Motorola Inc.	1,030,364
46,740	Nokia Oyj, ADR	949,757

	Total Communications Equipment	5,437,639

Computers & Peripherals — 2.0%
52,080	Dell Inc.*	1,306,687
10,360	International Business Machines Corp.	1,006,474
15,060	SanDisk Corp.*	648,032
45,551	Seagate Technology	1,207,102

	Total Computers & Peripherals	4,168,295

Electronic Equipment & Instruments — 0.4%
28,775	Agilent Technologies Inc.*	1,002,809

Internet Software & Services — 1.2%
17,500	eBay Inc.*	526,225
15,500	VeriSign Inc.*	372,775
62,500	Yahoo! Inc.*	1,596,250

	Total Internet Software & Services	2,495,250

See Notes to Financial Statements.

44    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Schedules of Investments (December 31, 2006) (continued)

Shares	Security	Value
Semiconductors & Semiconductor Equipment — 4.1%
42,500	Applied Materials Inc.	$784,125
17,000	Broadcom Corp., Class A Shares*	549,270
505	Cabot Microelectronics Corp.*	17,140
25,215	Cree Inc.*	436,724
81,290	Intel Corp.	1,646,122
72,640	Micron Technology Inc.*	1,014,054
19,000	Novellus Systems Inc.*	653,980
107,947	Taiwan Semiconductor Manufacturing Co., Ltd., ADR	1,179,861
68,610	Texas Instruments Inc.	1,975,968
21,023	Verigy Ltd.*	373,158

	Total Semiconductors & Semiconductor Equipment	8,630,402

Software — 2.9%
22,890	Advent Software Inc.*	807,788
22,740	Autodesk Inc.*	920,060
24,000	Electronic Arts Inc.*	1,208,640
107,240	Microsoft Corp.	3,202,187

	Total Software	6,138,675

	TOTAL INFORMATION TECHNOLOGY	27,873,070

MATERIALS — 2.4%
Chemicals — 0.9%
14,500	Dow Chemical Co.	579,130
27,500	E.I. du Pont de Nemours & Co.	1,339,525

	Total Chemicals	1,918,655

Metals & Mining — 0.7%
47,535	Alcoa Inc.	1,426,525

Paper & Forest Products — 0.8%
23,740	Weyerhaeuser Co.	1,677,231

	TOTAL MATERIALS	5,022,411

TELECOMMUNICATION SERVICES — 1.3%
Diversified Telecommunication Services — 0.6%
35,570	Verizon Communications Inc.	1,324,627

Wireless Telecommunication Services — 0.7%
48,936	Vodafone Group PLC, ADR	1,359,442

	TOTAL TELECOMMUNICATION SERVICES	2,684,069

	TOTAL COMMON STOCKS (Cost — $115,445,189)	143,988,751

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     45

Schedules of Investments (December 31, 2006) (continued)

Face Amount	Security	Value
U.S. GOVERNMENT & AGENCY OBLIGATIONS — 26.7%
U.S. Government Agencies — 11.6%
$ 2,825,000	Federal Home Loan Bank (FHLB), Global Bonds, 4.625% due 7/18/07	$2,815,799
	Federal Home Loan Mortgage Corp. (FHLMC):
3,000,000	4.875% due 11/15/13	2,985,996
5,750,000	Notes, 3.625% due 9/15/08	5,619,475
12,925,000	Federal National Mortgage Association (FNMA), 5.750% due 2/15/08	13,004,889

	Total U.S. Government Agencies	24,426,159

U.S. Government Obligations — 15.1%
	U.S. Treasury Notes:
8,650,000	4.000% due 4/15/10	8,466,871
5,885,000	5.000% due 2/15/11	5,960,404
4,425,000	4.875% due 2/15/12	4,466,834
2,860,000	4.375% due 8/15/12	2,819,783
10,425,000	4.250% due 8/15/14	10,122,842

	Total U.S. Government Obligations	31,836,734

	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $56,507,236)	56,262,893

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $171,952,425)	200,251,644

SHORT-TERM INVESTMENT — 4.8%
Repurchase Agreement — 4.8%
10,131,000	State Street Bank & Trust Co. dated 12/29/06, 4.370% due 1/2/07; Proceeds at maturity — $10,135,919; (Fully collateralized by U.S. Treasury Bonds, 6.250% to 7.625% due 8/15/23 to 2/15/25; Market value — $10,345,099) (Cost — $10,131,000)	10,131,000

	TOTAL INVESTMENTS — 99.8% (Cost — $182,083,425#)	210,382,644
	Other Assets in Excess of Liabilities — 0.2%	474,746

	TOTAL NET ASSETS — 100.0%	$210,857,390

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $182,585,677.

Abbreviation used in this schedule:

ADR— American Depositary Receipt

See Notes to Financial Statements.

46    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Statements of Assets and Liabilities (December 31, 2006)

	Legg Mason Partners Variable Multiple Discipline Portfolio— All Cap Growth and Value	Legg Mason Partners Variable Multiple Discipline Portfolio— Large Cap Growth and Value	Legg Mason Partners Variable Multiple Discipline Portfolio— Global All Cap Growth and Value	Legg Mason Partners Variable Multiple Discipline Portfolio— Balanced All Cap Growth and Value
ASSETS:
Investments, at cost	$221,894,374	$30,593,157	$77,998,266	$182,083,425

Investments, at value	272,480,026	36,290,250	95,511,619	210,382,644
Cash	—	1,679	2,041	1,637
Dividends and interest receivable	253,037	32,987	94,730	1,045,384
Receivable from Manager	66,260	8,615	21,953	51,408
Receivable for Fund shares sold	22,838	—	—	724
Prepaid expenses	3,305	522	1,467	2,536

Total Assets	272,825,466	36,334,053	95,631,810	211,484,333

LIABILITIES:
Due to custodian	286,751	—	—	—
Payable for Fund shares repurchased	242,910	13,282	52,815	323,957
Investment management fee payable	174,407	23,148	60,965	135,115
Trustees’ fees payable	133,578	17,968	44,312	103,705
Distribution fees payable	11,185	—	—	2,894
Accrued expenses	40,016	29,918	36,246	61,272

Total Liabilities	888,847	84,316	194,338	626,943

Total Net Assets	$271,936,619	$36,249,737	$95,437,472	$210,857,390

NET ASSETS:
Par value (Note 4)	$16,561	$2,280	$5,318	$14,841
Paid-in capital in excess of par value	219,099,388	30,377,471	77,683,570	182,017,214
Overdistributed net investment income	(66,737)	(8,695)	(284,273)	(23,129)
Accumulated net realized gain on investments	2,301,755	181,588	519,504	549,245
Net unrealized appreciation on investments	50,585,652	5,697,093	17,513,353	28,299,219

Total Net Assets	$271,936,619	$36,249,737	$95,437,472	$210,857,390

Shares Outstanding	16,561,322	2,279,623	5,317,684	14,841,156

Net Asset Value	$16.42	$15.90	$17.95	$14.21

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     47

Statements of Operations (For the year ended December 31, 2006)

	Legg Mason Partners Variable Multiple Discipline Portfolio— All Cap Growth and Value	Legg Mason Partners Variable Multiple Discipline Portfolio— Large Cap Growth and Value	Legg Mason Partners Variable Multiple Discipline Portfolio— Global All Cap Growth and Value	Legg Mason Partners Variable Multiple Discipline Portfolio— Balanced All Cap Growth and Value
INVESTMENT INCOME:
Dividends	$4,016,640	$537,064	$1,339,032	$2,153,719
Interest	311,067	78,198	269,024	3,112,543
Less: Foreign taxes withheld	(28,870)	(5,924)	(38,733)	(15,321)

Total Investment Income	4,298,837	609,338	1,569,323	5,250,941

EXPENSES:
Investment management fee (Note 2)	2,089,714	268,844	672,810	1,604,341
Distribution fees (Note 2)	696,571	89,615	224,270	534,781
Trustees’ fees (Note 9)	171,455	27,769	59,048	133,981
Shareholder reports	31,809	7,080	8,133	23,312
Legal fees	25,097	24,552	20,412	18,312
Audit and tax	24,600	24,402	27,400	26,400
Restructuring and reorganization fees (Note 9)	15,281	3,351	5,959	38,778
Insurance	6,290	745	1,517	4,684
Custody fees	4,818	785	1,215	3,048
Registration fees	3,160	811	3,406	3,960
Transfer agent fees	97	121	139	84
Miscellaneous expenses	6,393	4,898	5,617	1,756

Total Expenses	3,075,285	452,973	1,029,926	2,393,437
Less: Fee waivers and/or expense reimbursements (Notes 2, 6 and 9)	(352,755)	(100,576)	(249,613)	(271,683)

Net Expenses	2,722,530	352,397	780,313	2,121,754

Net Investment Income	1,576,307	256,941	789,010	3,129,187

REALIZED AND UNREALIZED GAIN ON INVESTMENTS (NOTES 1 AND 3):
Net Realized Gain From Investment Transactions	13,852,572	1,094,944	2,991,423	6,740,627

Change in Net Unrealized Appreciation/ Depreciation From Investments	19,665,433	2,760,459	9,000,025	11,349,867

Net Gain on Investments	33,518,005	3,855,403	11,991,448	18,090,494

Increase in Net Assets From Operations	$35,094,312	$4,112,344	$12,780,458	$21,219,681

See Notes to Financial Statements.

48    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Statements of Changes in Net Assets (For the years ended December 31,)

Legg Mason Partners Variable Multiple Discipline Portfolio – All Cap Growth and Value

	2006	2005
OPERATIONS:
Net investment income	$1,576,307	$1,015,249
Net realized gain	13,852,572	9,158,915
Change in net unrealized appreciation/depreciation	19,665,433	4,684,494

Increase in Net Assets From Operations	35,094,312	14,858,658

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 and 5):
Net investment income	(1,657,129)	(1,000,008)
Net realized gains	(12,569,504)	(5,609,221)

Decrease in Net Assets From Distributions to Shareholders	(14,226,633)	(6,609,229)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	11,042,459	49,267,087
Reinvestment of distributions	14,226,633	6,609,229
Cost of shares repurchased	(58,580,574)	(26,087,662)

Increase (Decrease) in Net Assets From Fund Share Transactions	(33,311,482)	29,788,654

Increase (Decrease) in Net Assets	(12,443,803)	38,038,083
NET ASSETS:
Beginning of year	284,380,422	246,342,339

End of year*	$271,936,619	$284,380,422

* Includes overdistributed net investment income of:	$(66,737)	$(1,196)

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     49

Statements of Changes in Net Assets (For the years ended December 31,) (continued)

Legg Mason Partners Variable Multiple Discipline Portfolio – Large Cap Growth and Value

	2006	2005
OPERATIONS:
Net investment income	$256,941	$222,795
Net realized gain	1,094,944	634,889
Change in net unrealized appreciation/depreciation	2,760,459	530,765

Increase in Net Assets From Operations	4,112,344	1,388,449

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 and 5):
Net investment income	(268,785)	(222,675)
Net realized gains	(896,728)	(484,105)

Decrease in Net Assets From Distributions to Shareholders	(1,165,513)	(706,780)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	2,833,102	11,085,447
Reinvestment of distributions	1,165,513	706,780
Cost of shares repurchased	(6,630,955)	(4,122,953)

Increase (Decrease) in Net Assets From Fund Share Transactions	(2,632,340)	7,669,274

Increase in Net Assets	314,491	8,350,943
NET ASSETS:
Beginning of year	35,935,246	27,584,303

End of year*	$36,249,737	$35,935,246

* Includes overdistributed net investment income of:	$(8,695)	$(202)

See Notes to Financial Statements.

50    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Statements of Changes in Net Assets (For the years ended December 31,) (continued)

Legg Mason Partners Variable Multiple Discipline Portfolio – Global All Cap Growth and Value

	2006	2005
OPERATIONS:
Net investment income	$789,010	$427,403
Net realized gain	2,991,423	1,034,391
Change in net unrealized appreciation/depreciation	9,000,025	3,787,169

Increase in Net Assets From Operations	12,780,458	5,248,963

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 and 5):
Net investment income	(1,074,520)	(567,440)
Net realized gains	(2,398,051)	(847,896)

Decrease in Net Assets From Distributions to Shareholders	(3,472,571)	(1,415,336)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	12,413,562	32,026,581
Reinvestment of distributions	3,472,571	1,415,336
Cost of shares repurchased	(12,320,426)	(4,092,321)

Increase in Net Assets From Fund Share Transactions	3,565,707	29,349,596

Increase in Net Assets	12,873,594	33,183,223
NET ASSETS:
Beginning of year	82,563,878	49,380,655

End of year*	$95,437,472	$82,563,878

* Includes overdistributed net investment income of:	$(284,273)	$(80,288)

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     51

Statements of Changes in Net Assets (For the years ended December 31,) (continued)

Legg Mason Partners Variable Multiple Discipline Portfolio – Balanced All Cap Growth and Value

	2006	2005
OPERATIONS:
Net investment income	$3,129,187	$2,574,320
Net realized gain	6,740,627	3,158,471
Change in net unrealized appreciation/depreciation	11,349,867	3,389,794

Increase in Net Assets From Operations	21,219,681	9,122,585

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 and 5):
Net investment income	(3,213,668)	(2,550,005)
Net realized gains	(6,100,693)	(1,896,929)

Decrease in Net Assets From Distributions to Shareholders	(9,314,361)	(4,446,934)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	9,910,365	48,478,002
Reinvestment of distributions	9,314,361	4,446,934
Cost of shares repurchased	(37,203,124)	(15,592,333)

Increase (Decrease) in Net Assets From Fund Share Transactions	(17,978,398)	37,332,603

Increase (Decrease) in Net Assets	(6,073,078)	42,008,254
NET ASSETS:
Beginning of year	216,930,468	174,922,214

End of year*	$210,857,390	$216,930,468

* Includes (overdistributed) undistributed net investment income of:	$(23,129)	$22,574

See Notes to Financial Statements.

52    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Financial Highlights

For a share of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

Legg Mason Partners Variable Multiple Discipline Portfolio - All Cap Growth and Value	2006	2005	2004	2003(1)		2002(1)(2)
Net Asset Value, Beginning of Year	$15.24	$14.82	$13.99	$10.65		$10.00

Income From Operations:
Net investment income	0.10	0.05	0.04	0.02		0.01
Net realized and unrealized gain	1.97	0.73	0.89	3.33		0.64

Total Income From Operations	2.07	0.78	0.93	3.35		0.65

Less Distributions From:
Net investment income	(0.10)	(0.05)	(0.05)	(0.01)		—
Net realized gains	(0.79)	(0.31)	(0.05)	(0.00	)(3)	—
Total Distributions	(0.89)	(0.36)	(0.10)	(0.01)		—

Net Asset Value, End of Year	$16.42	$15.24	$14.82	$13.99		$10.65

Total Return(4)	13.62%	5.25%	6.64%	31.44%		6.50%

Net Assets, End of Year (000s)	$271,937	$284,380	$246,342	$103,769		$3,330

Ratios to Average Net Assets:
Gross expenses	1.10%†	1.06%	1.07%	1.31%		21.24	%(5)
Net expenses(6)(7)	0.98 †	0.96	0.95	1.00		1.00	(5)
Net investment income	0.57	0.38	0.43	0.17		0.49	(5)

Portfolio Turnover Rate	14%	22%	9%	3%		2%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period October 1, 2002 (commencement of operations) to December 31, 2002.
(3)	Amount represents less than $0.01 per share.
(4)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.

(5)	Annualized.
(6)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets, other than interest, brokerage, taxes and extraordinary expenses, of shares will not exceed 1.00%.
(7)	Reflects fee waivers and/or expense reimbursements.
†

Included in the expense ratios are certain non-recurring restructuring and (reorganization if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.05% and 0.95%, respectively (Note 9).

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     53

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

Legg Mason Partners Variable Multiple Discipline Portfolio - Large Cap Growth and Value	2006	2005	2004	2003(1)	2002(1)(2)
Net Asset Value, Beginning of Year	$14.63	$14.41	$13.74	$10.73	$10.00

Income From Operations:
Net investment income	0.12	0.09	0.11	0.02	0.01
Net realized and unrealized gain	1.67	0.42	0.82	3.09	0.72

Total Income From Operations	1.79	0.51	0.93	3.11	0.73

Less Distributions From:
Net investment income	(0.12)	(0.09)	(0.11)	(0.03)	—
Net realized gains	(0.40)	(0.20)	(0.15)	(0.07)	—

Total Distributions	(0.52)	(0.29)	(0.26)	(0.10)	—

Net Asset Value, End of Year	$15.90	$14.63	$14.41	$13.74	$10.73

Total Return(3)	12.27%	3.55%	6.75%	29.00%	7.30%

Net Assets, End of Year (000s)	$36,250	$35,935	$27,584	$10,811	$436

Ratios to Average Net Assets:
Gross expenses	1.26%†	1.24%	1.36%	2.35%	119.99	%(4)
Net expenses(5)(6)	0.98 †	0.99	1.00	1.00	1.00	(4)
Net investment income	0.72	0.67	1.12	0.62	0.69	(4)

Portfolio Turnover Rate	15%	33%	16%	5%	3%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period October 1, 2002 (commencement of operations) to December 31, 2002.
(3)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.

(4)	Annualized.
(5)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets, other than interest, brokerage, taxes and extraordinary expenses, of shares will not exceed 1.00%.
(6)	Reflects fee waivers and/or expense reimbursements.
†

Included in the expense ratios are certain non-recurring restructuring (and reorganization if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.21% and 0.95%, respectively (Note 9).

See Notes to Financial Statements.

54    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

Legg Mason Partners Variable Multiple Discipline Portfolio - Global All Cap Growth and Value	2006(1)	2005	2004	2003(1)	2002(1)(2)
Net Asset Value, Beginning of Year	$16.17	$15.44	$14.11	$10.78	$10.00

Income From Operations:
Net investment income	0.15	0.10	0.07	0.04	0.01
Net realized and unrealized gain	2.31	0.91	1.38	3.36	0.77

Total Income From Operations	2.46	1.01	1.45	3.40	0.78

Less Distributions From:
Net investment income	(0.21)	(0.11)	(0.07)	(0.02)	—
Net realized gains	(0.47)	(0.17)	(0.05)	(0.05)	—

Total Distributions	(0.68)	(0.28)	(0.12)	(0.07)	—

Net Asset Value, End of Year	$17.95	$16.17	$15.44	$14.11	$10.78

Total Return(3)	15.20%	6.54%	10.25%	31.55%	7.80%

Net Assets, End of Year (000s)	$95,437	$82,564	$49,381	$10,974	$1,003

Ratios to Average Net Assets:
Gross expenses	1.15%†	1.15%	1.28%	2.56%	52.11	%(4)
Net expenses(5)(6)	0.87 †	0.90	1.00	1.00	1.00	(4)
Net investment income	0.88	0.64	0.75	0.36	0.38	(4)

Portfolio Turnover Rate	18%	18%	10%	6%	2%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period October 1, 2002 (commencement of operations) to December 31, 2002.
(3)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.

(4)	Annualized.
(5)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets, other than interest, brokerage, taxes and extraordinary expenses, of shares will not exceed 1.00%.
(6)	Reflects fee waivers and/or expense reimbursements.
†

Included in the expense ratios are certain non-recurring restructuring (and reorganization if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.09% and 0.84%, respectively (Note 9).

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     55

Financial Highlights (continued)

For a share of beneficial interest outstanding throughout each year ended December 31, unless otherwise noted:

Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value	2006	2005	2004	2003(1)		2002(1)(2)
Net Asset Value, Beginning of Year	$13.45	$13.17	$12.67	$10.42		$10.00

Income From Operations:
Net investment income	0.22	0.16	0.10	0.08		0.02
Net realized and unrealized gain	1.20	0.40	0.54	2.20		0.40

Total Income From Operations	1.42	0.56	0.64	2.28		0.42

Less Distributions From:
Net investment income	(0.23)	(0.16)	(0.11)	(0.03)		—
Net realized gains	(0.43)	(0.12)	(0.03)	(0.00	)(3)	—

Total Distributions	(0.66)	(0.28)	(0.14)	(0.03)		—

Net Asset Value, End of Year	$14.21	$13.45	$13.17	$12.67		$10.42

Total Return(4)	10.50%	4.25%	5.01%	21.93%		4.20%

Net Assets, End of Year (000s)	$210,857	$216,930	$174,922	$77,788		$3,234

Ratios to Average Net Assets:
Gross expenses	1.12%†	1.06%	1.08%	1.39%		23.28	%(5)
Net expenses(6)(7)	0.99 †	0.96	0.97	1.00		1.00	(5)
Net investment income	1.46	1.29	1.09	0.69		1.28	(5)

Portfolio Turnover Rate	36%	61%	49%	39%		7%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period October 1, 2002 (commencement of operations) to December 31, 2002.
(3)	Amount represents less than $0.01 per share.
(4)

Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.

(5)	Annualized.
(6)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets, other than interest, brokerage, taxes and extraordinary expenses, of shares will not exceed 1.00%.
(7)	Reflects fee waivers and/or expense reimbursements.
†

Included in the expense ratios are certain non-recurring restructuring and (reorganization if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.05% and 0.95%, respectively (Note 9).

See Notes to Financial Statements.

56    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Notes to Financial Statements

1.	Organization and Significant Accounting Policies

Legg Mason Partners Variable Multiple Discipline Portfolio — All Cap Growth and Value (“All Cap Growth and Value”), Legg Mason Partners Variable Multiple Discipline Portfolio — Large Cap Growth and Value (“Large Cap Growth and Value”), Legg Mason Partners Variable Multiple Discipline Portfolio — Global All Cap Growth and Value (“Global All Cap Growth and Value”) and Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value (“Balanced All Cap Growth and Value”) (formerly known as Multiple Discipline Portfolio — All Cap Growth and Value, Multiple Discipline Portfolio — Large Cap Growth and Value, Multiple Discipline Portfolio — Global All Cap Growth and Value and Multiple Discipline Portfolio — Balanced All Cap Growth and Value) (the “Funds”) are separate diversified investment funds of Legg Mason Partners Variable Portfolios IV (formerly known as Smith Barney Multiple Discipline Trust) (the “Trust”). The Trust, a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Trust is offered exclusively for use with certain variable annuity and variable life insurance contracts offered through the separate accounts of various affiliated life insurance companies and qualified pension and retirement plans.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Funds calculate their net asset value, the Funds may value these investments at fair value as determined in accordance with the procedures approved by the Funds’ Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     57

Notes to Financial Statements (continued)

of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Funds determine the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Funds’ policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(d) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(e) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(f) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

Fund			Overdistributed Net Investment Income	Accumulated Net Realized Gain	Paid-in Capital
All Cap Growth and Value	(a	)	$15,281	—	$(15,281)
Large Cap Growth and Value	(a	)	3,351	—	(3,351)
Global All Cap Growth and Value	(a	)	5,959	—	(5,959)
	(b	)	75,566	$(75,566)	—
Balanced All Cap Growth and Value	(a	)	38,778	—	(38,778)

(a)	Reclassifications are primarily due to book/tax differences in the treatment of various items.
(b)	Reclassifications are primarily due to book/tax differences in the treatment of passive foreign investment companies.

2.	Investment Management Agreement and Other Transactions with Affiliates

Prior to August 1, 2006, Smith Barney Fund Management LLC (“SBFM”), an indirect wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”), acted as the investment manager of the Funds. Under the investment management agreement, each Fund paid an

58    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Notes to Financial Statements (continued)

investment management fee calculated at an annual rate of 0.75% of the Funds’ average daily net assets. This fee is calculated daily and paid monthly.

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Funds’ investment manager and ClearBridge Advisors, LLC (ClearBridge) became the Funds’ subadviser. Western Asset Management Company (“Western Asset”) became the co-subadviser to Balanced All Cap Growth and Value. The portfolio managers who are responsible for the day-to-day management of the Funds remain the same immediately prior to and immediately after the date of these changes. LMPFA, ClearBridge and Western Asset are wholly-owned subsidiaries of Legg Mason.

LMPFA provides administrative and certain oversight services to the Funds. LMPFA has delegated to the subadvisers the day-to-day portfolio management of the Funds. The Funds’ investment management fee remains unchanged. For its services, LMPFA pays ClearBridge and Western Asset 70% of the net management fee it receives from the Funds. For Balanced All Cap Growth and Value, this fee is divided between ClearBridge and Western Asset, on a pro rata basis, based on the assets allocated to each subadviser, from time to time.

During the year ended December 31, 2006, All Cap Growth and Value, Large Cap Growth and Value, Global All Cap Growth and Value and Balanced All Cap Growth and Value each had expense limitations in place of 1.00%.

During the year ended December 31, 2006, SBFM waived a portion of its fee in the amount of $7,866, $2,346, $3,390, and $6,363 for All Cap Growth and Value, Large Cap Growth and Value, Global All Cap Growth and Value and Balanced All Cap Growth and Value, respectively.

In addition, during the year ended December 31, 2006, All Cap Growth and Value, Large Cap Growth and Value, Global All Cap Growth and Value and Balanced All Cap Growth and Value were reimbursed for expenses in the amount of $66,260, $8,615, $21,953 and $51,408, respectively.

Citigroup Global Markets Inc. (“CGM”) and Legg Mason Investor Services, LLC (“LMIS”), serve as co-distributors of the Funds. LMIS is a wholly-owned broker-dealer subsidiary of Legg Mason.

The Funds have adopted a Rule 12b-1 distribution plan and under that plan, the Funds pay a distribution fee of 0.25% of the average daily net assets of each Fund, respectively. These fees are calculated daily and paid monthly.

During the year ended December 31, 2006, CGM and LMIS waived a portion of their distribution fees equal to 0.10% of the average daily net assets for All Cap Growth and Value and Balanced All Cap Growth and Value, resulting in waivers of $278,629 and $213,912, respectively. In addition, CGM and LMIS waived all of their distribution fees for Large Cap Growth and Value and Global All Cap Growth and Value, resulting in waivers of $89,615 and $224,270, respectively. The distribution plan fee waivers can be terminated at any time.

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     59

Notes to Financial Statements (continued)

3. Investments

During the year ended December 31, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S. Government & Agency obligations were as follows:

	Investments		U.S. Government & Agency Obligations
	Purchases	Sales	Purchases	Sales
All Cap Growth and Value	$36,888,240	$83,521,177	—	—
Large Cap Growth and Value	5,315,132	8,735,663	—	—
Global All Cap Growth and Value	16,648,026	14,864,248	—	—
Balanced All Cap Growth and Value	20,241,947	45,304,611	$53,066,083	$58,080,664

At December 31, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation
All Cap Growth and Value	$54,538,735	$(4,084,617)	$50,454,118
Large Cap Growth and Value	6,131,018	(462,305)	5,668,713
Global All Cap Growth and Value	18,246,131	(1,109,443)	17,136,688
Balanced All Cap Growth and Value	30,113,081	(2,316,114)	27,796,967

60    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Notes to Financial Statements (continued)

4. Shares of Beneficial Interest

At December 31, 2006, the Trust had an unlimited number of shares authorized with a par value of $0.001 per share. Transactions in shares of each Fund were as follows:

	Year Ended December 31, 2006	Year Ended December 31, 2005
All Cap Growth and Value
Shares sold	698,147	3,357,104
Shares issued on reinvestment	868,168	430,288
Shares repurchased	(3,665,357)	(1,749,491)

Net Increase (Decrease)	(2,099,042)	2,037,901

Large Cap Growth and Value
Shares sold	189,137	778,434
Shares issued on reinvestment	73,226	47,982
Shares repurchased	(439,044)	(284,538)

Net Increase (Decrease)	(176,681)	541,878

Global All Cap Growth and Value
Shares sold	734,898	2,083,470
Shares issued on reinvestment	194,260	86,994
Shares repurchased	(718,429)	(262,077)

Net Increase	210,729	1,908,387

Balanced All Cap Growth and Value
Shares sold	715,808	3,701,338
Shares issued on reinvestment	654,470	328,915
Shares repurchased	(2,663,764)	(1,176,083)

Net Increase (Decrease)	(1,293,486)	2,854,170

5. Income Tax Information and Distributions to Shareholders

The tax character of distributions paid during the fiscal year ended December 31, 2006 was as follows:

	All Cap Growth and Value	Large Cap Growth and Value	Global All Cap Growth and Value	Balanced All Cap Growth and Value
Distributions paid from:
Ordinary Income	$1,855,440	$427,234	$1,287,616	$3,213,668
Net Long-term Capital Gains	12,371,193	738,279	2,184,955	6,100,693

Total Distributions Paid	$14,226,633	$1,165,513	$3,472,571	$9,314,361

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     61

Notes to Financial Statements (continued)

The tax character of distributions paid during the fiscal year ended December 31, 2005 was as follows:

	All Cap Growth and Value	Large Cap Growth and Value	Global All Cap Growth and Value	Balanced All Cap Growth and Value
Distributions paid from:
Ordinary Income	$1,000,008	$222,675	$567,440	$2,550,005
Net Long-term Capital Gains	5,609,221	484,105	847,896	1,896,929

Total Distributions Paid	$6,609,229	$706,780	$1,415,336	$4,446,934

As of December 31, 2006, the components of accumulated earnings on a tax basis were as follows:

	All Cap Growth and Value		Large Cap Growth and Value		Global All Cap Growth and Value		Balanced All Cap Growth and Value
Undistributed ordinary income — net	$386,131		—		$51,955		$260,102
Undistributed long-term capital gains — net	2,047,158		$209,968		582,082		820,109

Total undistributed earnings	2,433,289		209,968		634,037		1,080,211
Other book/tax temporary differences	(66,737	)(a)	(8,695	)(a)	(22,141	)(a)	(51,843	)(a)
Unrealized appreciation/(depreciation)	50,454,118	(b)	5,668,713	(b)	17,136,688	(c)	27,796,967	(b)

Total accumulated earnings/(losses) — net	$52,820,670		$5,869,986		$17,748,584		$28,825,335

(a)	Other book/tax temporary differences are attributable primarily to differences in the book/tax treatment of organization costs and to differences in the book/tax treatment of various items.
(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales.
(c)

The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the realization for tax purposes of unrealized gains on investments in passive foreign investment companies.

6. Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM, the Funds’ prior investment manager, and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit

62    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Notes to Financial Statements (continued)

that, at the time, included the Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Funds’ Board selected a new transfer agent for the Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, the Funds’ manager does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     63

Notes to Financial Statements (continued)

7. Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in Note 6. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Funds’ manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Funds’ manager and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested (including the Funds) and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice,

64    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Notes to Financial Statements (continued)

except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to repeal as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM, SBFM and CGM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Funds were not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the Funds or any of their Board members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

8. Other Matters

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the 1940 Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, the Funds’ manager believes that this matter is not likely to have a material adverse effect on the Funds.

9. Special Shareholder Meeting and Reorganization

The Boards and the shareholders of the Legg Mason Partners Variable Total Return Portfolio and the Legg Mason Partners Variable Capital and Income Portfolio (the “Acquired Funds”) and the Board of Balanced All Cap Growth and Value have approved, at the October 2006 Shareholder Meeting, an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and the assumption of all the liabilities of the Acquired Funds, in exchange for shares of Balanced All Cap Growth and Value. It is expected that the reorganization will occur on or about April 27, 2007.

Shareholders also approved a number of initiatives designed to streamline and restructure the fund complex. These matters generally are expected to be implemented in 2007. As noted in the proxy materials, Legg Mason will pay for a portion of the costs

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     65

Notes to Financial Statements (continued)

related to these initiatives. The portion of the costs that is borne by the fund will be recognized in the period during which the expense is incurred. Such expenses relate to obtaining shareholder votes for proposals presented in the proxy, the election of board members, retirement of board members, as well as printing, mailing, and soliciting proxies. The portions of these costs borne by the Fund and reflected in the Statement of Operations are deemed extraordinary for expense cap purposes and are not subject to the Funds’ expense limitation agreements. See also “Additional Shareholder Information” at the end of this report.

10. Recent Accounting Pronouncements

During June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48 (“FIN 48” or the “Interpretation”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109. FIN 48 supplements FASB Statement 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. FIN 48 prescribes a comprehensive model for how a fund should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the fund has taken or expects to take on a tax return. FIN 48 requires that the tax effects of a position be recognized only if it is “more likely than not” to be sustained based solely on its technical merits. Management must be able to conclude that the tax law, regulations, case law, and other objective information regarding the technical merits sufficiently support the position’s sustainability with a likelihood of more than 50 percent. FIN 48 is effective for fiscal periods beginning after December 15, 2006, which for these Funds will be January 1, 2007. At adoption, the financial statements must be adjusted to reflect only those tax positions that are more likely than not to be sustained as of the adoption date. Management of the Funds have determined that adopting FIN 48 will not have a material impact on the Funds’ financial statements.

* * *

On September 20, 2006, FASB released Statement of Financial Accounting Standards No. 157 Fair Value Measurements (“FAS 157”). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. The application of FAS 157 is required for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. At this time, management is evaluating the implications of FAS 157 and its impact on the financial statements has not yet been determined.

66    Legg Mason Partners Variable Portfolios IV 2006 Annual Report

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Variable Portfolios IV:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Legg Mason Partners Variable Multiple Discipline Portfolio (formerly Multiple Discipline Portfolio) — All Cap Growth and Value, — Balanced All Cap Growth and Value, — Global All Cap Growth and Value, and — Large Cap Growth and Value, each a series of Legg Mason Partners Variable Portfolios IV (formerly Smith Barney Multiple Discipline Trust), as of December 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the four-year period then ended, and for the period from October 1, 2002 (commencement of operations) to December 31, 2002. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Variable Multiple Discipline Portfolio — All Cap Growth and Value, — Balanced All Cap Growth and Value, — Global All Cap Growth and Value, and — Large Cap Growth and Value as of December 31, 2006, and the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the four-year period then ended, and from October 1, 2002 to December 31, 2002 in conformity with U.S. generally accepted accounting principles.

New York, New York

February 21, 2007

Legg Mason Partners Variable Portfolios IV 2006 Annual Report     67

Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of the Legg Mason Partners Variable Multiple Discipline Portfolio (formerly known as Smith Barney Multiple Discipline Trust) (the “Trust”) are managed under the direction of the Trust’s Board of Trustees. Information pertaining to the Trustees and officers of the Trust is set forth below. The Statement of Additional Information includes additional information about the Trustees and is available without charge, upon request by calling Legg Mason Partners Shareholder Services at 1-800-451-2010.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Non-Interested Trustees:
Walter E. Auch 6001 N 62nd Place Paradise Valley, AZ 85253 Years of Birth: 1921	Trustee	Since 2005	Retired	23	Director, Nicholas Applegate Funds; Director, UBS Funds; Director, US Bancorp Advisory Group

H. John Ellis 858 East Crystal Downs Drive Frankfort, MI 49635 Year of Birth: 1927	Trustee	Since 2002	Retired	23	None

Armon E. Kamesar 7328 Country Club Drive LaJolla, CA 92037 Year of Birth: 1927	Trustee	Since 2002	Chairman, TEC International; Trustee, U.S. Bankruptcy Court	23	Inter Ocean Systems Inc.

Stephen E. Kaufman c/o R. Jay Gerken Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Year of Birth: 1932	Trustee	Since 2002	Attorney	36	Trustee, Consulting Group Capital Markets Fund

John J. Murphy 123 Prospect Street Ridgewood, NJ 07450 Year of Birth: 1944	Trustee	Since 2002	President, Murphy Capital Management	23	Barclays International Funds Group Ltd. and affiliated companies

68    Legg Mason Partners Variable Portfolios IV

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Interested Trustee:
R. Jay Gerken, CFA** Legg Mason & Co., LLC (“Legg Mason”) 399 Park Avenue, 4th Floor New York, NY 10022 Year of Birth: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of Legg Mason, Chairman of the Board, Trustee, or Director of 162 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) and its affiliates; President, LMPFA (since 2006); Chairman, President and Chief Executive Officer of certain mutual funds associated with Legg Mason or its affiliates; Formerly, Chairman Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”) (from 2002 to 2006); Formerly, Chairman, President and Chief Executive Officer of Travelers Investment Advisers, Inc. (from 2002 to 2005).	162	None

Legg Mason Partners Variable Portfolios IV     69

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Officers:
Robert Brault Legg Mason 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1965	Chief Financial Officer and Treasurer	Since 2004	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason. Formerly, Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to 2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002)	N/A	N/A

Kirstin Mobyed ClearBridge Advisors, LLC 399 Park Avenue New York, NY 10022 Year of Birth: 1969	Investment Officer	Since 2003	Director of Legg Mason (since 2003); Private Client Manager (since 2001) and analyst at CGM and its predecessor (since 1992)	N/A	N/A

Roger Paradiso ClearBridge Advisors, LLC 399 Park Avenue New York, NY 10022 Year of Birth: 1966	Investment Officer	Since 2003	Managing Director of Legg Mason	N/A	N/A

70    Legg Mason Partners Variable Portfolios IV

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Valerie Bannon Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1973	Vice President and Investment Officer	Since 2004	Director of Legg Mason; Investment Officer of Western Asset Management Company (“Western Asset”) and investment officer of certain mutual funds associated with Legg Mason	N/A	N/A

Alan J. Blake Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1949	Vice President and Investment Officer	Since 2003	Managing Director of Legg Mason; Investment Officer of ClearBridge Advisors, LLC (“ClearBridge”) and investment officer of certain mutual funds associated with Legg Mason	N/A	N/A

Ellen S. Cammer Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1954	Vice President and Investment Officer	Since 2003	Managing Director of Legg Mason; Investment Officer of Western Asset and investment officer of certain mutual funds associated with Legg Mason	N/A	N/A

Robert Feitler, Jr. Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1959	Vice President and Investment Officer	Since 2004	Director of Legg Mason; Investment Officer of ClearBridge; officer of certain mutual funds associated with Legg Mason	N/A	N/A

Legg Mason Partners Variable Portfolios IV     71

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Richard A. Freeman Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1953	Vice President and Investment Officer	Since 2003	Managing Director of Legg Mason; Investment Officer of ClearBridge and investment officer of certain mutual funds associated with Legg Mason	N/A	N/A

John Goode Legg Mason One Sansome Street, 36th Floor San Francisco, CA 94104 Birth Year: 1944	Vice President and Investment Officer	Since 2003	Managing Director of Legg Mason; Investment Officer of ClearBridge and investment officer of certain mutual funds associated with Legg Mason	N/A	N/A

Peter J. Hable Legg Mason One Sansome Street, 36th Floor San Francisco, CA 94104 Birth Year: 1958	Vice President and Investment Officer	Since 2003	Managing Director of Legg Mason; Investment Officer of ClearBridge and investment officer of certain mutual funds associated with Legg Mason	N/A	N/A

Mark J. McAllister Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962	Vice President and Investment Officer	Since 2004	Managing Director of Legg Mason; Investment Officer of ClearBridge; former Executive Vice President, JLW Capital Management Inc. (from 1988- 1999); Officer of certain mutual funds associated with Legg Mason	N/A	N/A

72    Legg Mason Partners Variable Portfolios IV

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Jeffrey Russell, CFA Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1957	Vice President and Investment Officer	Since 2003	Managing Director of Legg Mason; Investment Officer of ClearBridge; officer of certain mutual funds associated with Legg Mason	N/A	N/A

Ted P. Becker Legg Mason 399 Park Avenue, New York, NY 10022 Birth Year: 1951	Chief Compliance Officer	Since 2006	Director of Global Compliance (since 2006); Managing Director of Compliance at Legg Mason (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason, LMPFA and certain affiliates (since 2006); Managing Director of Compliance Legg Mason or its predecessor (from 2002-2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup Inc.	N/A	N/A

Legg Mason Partners Variable Portfolios IV     73

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
John Chiota Legg Mason 100 First Stamford Place, 5th Floor Stamford, CT 06902 Birth Year: 1968	Chief Anti- Money Laundering Compliance Officer	Since 2006	Vice President of Legg Mason (since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2006); Prior to August 2004, Chief AML Compliance Officer with TD Waterhouse	N/A	N/A

74    Legg Mason Partners Variable Portfolios IV

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Robert I. Frenkel Legg Mason 300 First Stamford Place, 4th Floor Stamford, CT 06902 Year of Birth: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (from 2001-2004)	N/A	N/A

*	Each Trustee and Officer serves until his or her successor has been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

Legg Mason Partners Variable Portfolios IV    75

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Funds’ Board Members. The following tables provide the number of votes cast for, against, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Elect Board Members and (2) Revise Fundamental Investment Policies.

Proposal 1: Election of Board Members†

Nominees	Votes For	Authority Withheld	Abstentions	Broker Non-Votes
Paul R Ades	38,380,157.085	830,369.222	0.000	0.000
Andrew L. Breech	38,424,395.360	786,130.947	0.000	0.000
Dwight B. Crane	38,424,395.360	786,130.947	0.000	0.000
Robert M. Frayn, Jr.	38,405,874.619	804,651.688	0.000	0.000
Frank G. Hubbard	38,402,254.860	808,271.447	0.000	0.000
Howard J. Johnson	38,444,033.166	766,493.141	0.000	0.000
David E. Maryatt	38,407,393.350	803,132.957	0.000	0.000
Jerome H. Miller	38,398,750.134	811,776.173	0.000	0.000
Ken Miller	38,424,395.360	786,130.947	0.000	0.000
John J. Murphy	38,461,035.176	749,491.131	0.000	0.000
Thomas T. Schlafly	38,398,750.134	811,776.173	0.000	0.000
Jerry A. Viscione	38,393,611.644	816,914.663	0.000	0.000
R. Jay Gerken, CFA	38,414,949.218	795,557.089	0.000	0.000

†	Board Members are elected by the shareholders of all of the series of the Trust of which each Fund is a series.

Proposal 2: Revise Fundamental Investment Policies

Legg Mason Variable Multiple Discipline Portfolio- All Cap Growth and Value

Items Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Borrowing Money	16,101,944.521	461,110.963	278,602.666	0.000
Underwriting	16,136,011.510	427,043.974	278,602.666	0.000
Lending	16,136,616.160	428,887.711	276,154.279	0.000
Issuing Senior Securities	16,194,941.095	371,291.279	275,425.776	0.000
Real Estate	16,198,725.079	363,014.518	279,918.553	0.000
Commodities	16,136,595.977	417,802.971	287,259.202	0.000
Concentration	16,198,638.247	355,760.701	287,259.202	0.000
Non-Fundamental	16,076,003.143	475,326.913	290,328.094	0.000

76    Legg Mason Partners Variable Portfolios IV

Additional Shareholder Information (unaudited) (continued)

Legg Mason Variable Multiple Discipline Portfolio- Large Cap Growth and Value

Items Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Borrowing Money	2,222,362.201	53,830.647	10,537.447	0.000
Underwriting	2,199,625.705	48,916.546	38,188.044	0.000
Lending	2,222,362.201	53,830.647	10,537.447	0.000
Issuing Senior Securities	2,227,276.304	48,916.544	10,537.447	0.000
Real Estate	2,227,276.304	48,916.544	10,537.447	0.000
Commodities	2,220,499.827	55,693.021	10,537.447	0.000
Concentration	2,227,276.304	48,916.544	10,537.447	0.000
Non-Fundamental	2,220,499.827	55,693.021	10,537.447	0.000

Legg Mason Variable Multiple Discipline Portfolio- Global All Cap Growth and Value

Items Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Borrowing Money	5,015,175.627	79,426.085	104,508.180	0.000
Underwriting	5,033,480.843	79,426.084	86,202.965	0.000
Lending	5,051,815.444	42,786.268	104,508.180	0.000
Issuing Senior Securities	5,069,594.923	80,198.793	49,316.176	0.000
Real Estate	5,051,815.444	42,786.268	104,508.180	0.000
Commodities	5,049,117.303	99,903.706	50,088.883	0.000
Concentration	5,069,594.923	79,426.086	50,088.883	0.000
Non-Fundamental	4,997,137.129	98,237.292	103,735.471	0.000

Legg Mason Variable Multiple Discipline Portfolio- Balanced All Cap Growth and Value

Items Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
Borrowing Money	14,436,842.490	117,123.340	329,062.140	0.000
Underwriting	14,447,297.765	117,123.341	318,606.864	0.000
Lending	14,418,368.177	143,042.862	321,616.931	0.000
Issuing Senior Securities	14,397,994.299	160,109,093	324,924.578	0.000
Real Estate	14,418,368.177	143,042.862	321,616.931	0.000
Commodities	14,363,165.170	148,541.679	371,321.121	0.000
Concentration	14,357,463.799	157,471.605	368,092.566	0.000
Non-Fundamental	14,351,518.663	157,471.590	374,037.717	0.000

Legg Mason Partners Variable Portfolios IV    77

Important Tax Information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended December 31, 2006:

	All Cap Growth and Value		Large Cap Growth and Value		Global All Cap Gowth and Value		Balanced All Cap Growth and Value
Record Date:	6/22/2006	12/26/2006	6/22/2006	12/26/2006	6/22/2006	12/26/2006	6/22/2006	12/26/2006
Payable Date:	6/23/2006	12/27/2006	6/23/2006	12/27/2006	6/23/2006	12/27/2006	6/23/2006	12/27/2006

Dividends Qualifying for the Dividends Received Deduction for Corporations	—	100.00%	—	100.00%	69.30%	64.58%	54.22%	46.69%

Long-Term Capital Gain Dividend	$0.063510	$0.710262	$0.013731	$0.317405	$0.011206	$0.413271	$0.021466	$0.405076

Also, Large Cap Growth and Value designates an additional $3,216 as long-term capital gain dividends paid to shareholders during the taxable year ended December 31, 2006.

Please retain this information for your records.

78    Legg Mason Partners Variable Portfolios IV

Legg Mason Partners Variable Portfolios IV

TRUSTEES

Walter E. Auch

H. John Ellis

R. Jay Gerken, CFA

    Chairman

Armon E. Kamesar

Stephen E. Kaufman

John J. Murphy

INVESTMENT MANAGER

Legg Mason Partners Fund

    Advisor, LLC

SUBADVISERS

ClearBridge Advisors, LLC

Western Asset Management Company

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

CUSTODIAN

State Street Bank and

    Trust Company

TRANSFER AGENT

PFPC, Inc.

4400 Computer Drive

Westborough, Massachusetts 01581

INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of the shareholders of the Legg Mason Partners Variable Portfolios IV and is not for use with the general public.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Funds’ investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Funds. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

© 2007 Legg Mason

cInvestor Services, LLC

Member NASD, SIPC

FD02701 2/07 SR07-274

Legg Mason Partners

Variable Portfolios IV

Legg Mason Partners Variable

    Multiple Discipline Portfolio -

All Cap Growth and Value

Legg Mason Partners Variable

    Multiple Discipline Portfolio -

Large Cap Growth and Value

Legg Mason Partners Variable

    Multiple Discipline Portfolio -

Global All Cap Growth and Value

Legg Mason Partners Variable

    Multiple Discipline Portfolio -

Balanced All Cap Growth and Value

The Funds are separate investment funds of the Legg Mason Partners Variable Portfolios IV, a Massachusetts business trust.

LEGG MASON PARTNERS VARIABLE PORTFOLIOS IV

Legg Mason Partners Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“Commission”) for the first and third quarters of each fiscal year on the Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call Legg Mason Partners Shareholder Services at 1-800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Funds’ website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov.